Exhibit 10.8

The redacted information has been excluded because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential

INVESTMENT AGREEMENT AND OTHER COVENANTS

entered between, on one side,

CARLOS AUGUSTO LUZ AVIAN	JOSÉ MENDES DE FARIAS

MARCIO MARTINS CARDOSO	AMERSON GALHARDO MAGALHÃES

PAULO AVIAN	ATLAS INVESTIMENTOS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

and, on the other side,

NU FINANCEIRA S.A. - SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO

NU HOLDINGS LTD.

and, in the capacity of Guarantor of the Investor’s obligations,

NU PAGAMENTOS S.A.

and also, in the capacity of Intervening Consenting Parties,

EASYNVEST HOLDING FINANCEIRA S.A.

EASYNVEST TÍTULO CORRETORA DE VALORES S.A.

EASYNVEST PARTICIPAÇÕES S.A.

EASYNVEST CORRETORA DE SEGUROS LTDA.

EASYNVEST GESTÃO DE RECURSOS LTDA.

September 10, 2020

INVESTMENT AGREEMENT AND OTHER COVENANTS

This Investment Agreement and Other Covenants (“Agreement”) is entered into on September 10, 2020 (“Signature Date”‘) between the following parties (individually, “Party” and jointly “Parties”):

I.    On one side (referred to individually as “Easynvest Shareholder” and, jointly, as “Easynvest Shareholders”):

1.1    CARLOS AUGUSTO LUZ AVIAN, [***] (“Carlos Avian”);

1.2    JOSÉ MENDES DE FARIAS, [***] (“José Mendes”);

1.3    MÁRCIO MARTINS CARDOSO, [***] (“Mareio”);

1.4    AMERSON GALHARDO MAGALHÃES, [***] (“Amerson”);

1.5    PAULO AVIAN, [***] (“Paulo”);

1.6    ATLAS INVESTIMENTOS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA, equity investment fund, enrolled with CNPJ/ME under No. 23.834.911/0001-10, represented by its administrator, BRL TRUST INVESTIMENTOS LTDA., limited-liability company, headquartered in the City of São Paulo, State of São Paulo, at Rua Iguatemi, No. 151, 19th floor, Itaim-Bibi, Zip Code 01451-011, enrolled with CNPJ/ME under No. 23.025.053/0001-62, herein represented by its undersigned legal representatives (“Atlas”).

II.    On the other side:

2.1    NU FINANCEIRA S.A. - SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO, corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Capote Valente, No. 120, 3rd and 4th floors, Pinheiros, Zip Code 05409-000, enrolled with CNPJ/ME under No. 30.680.829/0001-43, herein represented pursuant to its Bylaws (“Nu Financeira” or “Investor”).

2.2    NU HOLDINGS LTD., a corporation headquartered at Cayman Islands, at Campbells, Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010, enrolled with CNPJ/ME under No. 24.410.913/0001-44, herein represented pursuant to its organizational documents (“Nu Holdings”).

III.    And, in the capacity of Guarantor of the Investor’s obligations and Nu Holdings:

3.1    NU PAGAMENTOS S.A., corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Capote Valente, No. 39, Pinheiros, Zip Code 05409-000, enrolled with CNPJ/ME under No. 18.236.120/0001-58, herein represented pursuant to its Bylaws (“Nu Pagamentos” or “Guarantor”).

IV.    And also, in the capacity of Intervening Consenting Parties (hereinafter jointly referred to as “Intervening Consenting Party” and, jointly, as “Intervening Consenting Parties”):

4.1.    EASYNVEST HOLDING FINANCEIRA S.A., a corporation, duly incorporated and validly existing under the laws of Brazil headquartered in the City of São Paulo, State of São Paulo, at Av. Brigadeiro Faria Lima, No. 3,311, 9th floor, suite D, Itaim-Bibi, Zip Code 04538-133, enrolled with CNPJ/ME under No. 36.023.120/0001-51, herein represented pursuant to its bylaws (“Easvnvest Holding Financeira”);

4.2.    EASYNVEST TÍTULO CORRETORA DE VALORES S.A., a corporation, duly incorporated and validly existing under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Av. Doutor Cardoso de Mello, No. 1,608, 4th, 9th, 12th and 14th floors, Vila Olímpia, Zip Code 04548- 005, enrolled with CNPJ/ME under No. 62.169.875/0001-79, herein represented pursuant to its bylaws (“Broker”);

4.3.    EASYNVEST PARTICIPAÇÕES S.A., a corporation duly incorporated and validly existing under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Av. Doutor Cardoso de Mello, No. 1,608, 9th floor, Vila Olímpia, enrolled with CNPJ/ME under No. 35.857.749/0001-34, herein represented pursuant to its bylaws (“Easynvest Participações”):

4.4.    EASYNVEST CORRETORA DE SEGUROS LTDA., limited liability company, duly incorporated and validly existing under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Av. Doutor Cardoso de Mello, No. 1,608, 15th floor, Suite 31, Vila Olímpia, Zip Code 04548-005, enrolled with CNPJ/ME under No. 33.866.966/0001-65, herein represented pursuant to its bylaws (“Easynvest Corretora de Seguros”‘): and

4.5.    EASYNVEST GESTÃO DE RECURSOS LTDA., limited liability company, duly incorporated and validly existing under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Av. Doutor Cardoso de Mello, No. 1.608, 13th floor, Conjunto 132 B, Vila Olímpia, Zip Code 04548-005, enrolled with CNPJ/ME under No. 33.824.050/0001-42, herein represented pursuant to its bylaws (“Easynvest Gestão de Recursos”).

WHEREAS:

(i)

The Broker is a securities broker authorized by BACEN and CVM to perform the activities, whose share capital, on the Signature Date, is eighty-seven million, one hundred and sixty seven thousand, three hundred and seventy reais (R$87,167,370.00), divided into fourteen million, nine hundred and six thousand, two hundred and sixty four (14,906,264) shares, of which seven million, four hundred and fifty-three thousand, one hundred and thirty-two (7,453,132) are registered common shares with no par value (“Broker Common Shares”) and seven million, four hundred and fifty-three thousand, one hundred and thirty-two (7,453,132) are registered preferred shares with no par value (“Broker Preferred Shares” and, in conjunction with the Broker Common Shares, the “Broker Shares”), representing one hundred percent (100%) of the Broker’s capital, on a fully diluted basis (except for the Easynvest Option Plan), divided amongst the Easynvest Shareholders and Easynvest Holding Financeira in the proportions described in “Annex I.I”. For the purposes of clarification, on April 14, 2020, the Broker’s capital increase was approved, in the amount of forty million reais (R$40,000,000.00), upon issuance of three hundred and seventy-nine thousand, seven hundred and seventy-eight (379,778) Broker Shares, of which (i) one hundred and eighty-nine thousand, eight hundred and eighty-nine (189.889) are Broker Common Shares; and (ii) one hundred and eighty nine thousand, eight hundred and eighty-nine (189,889) are Broker Preferred Shares, noting that (a) such corporate resolution is pending approval by BACEN, (b) the amount of twenty million reais (R$20,000,000.00) has already been paid by the Easynvest Shareholders; and (c) the remaining amount of twenty million reais (R$20,000,000.00) shall be paid by the Easynvest Shareholders through the Closing Date;

(ii)

Easynvest Corretora de Seguros is an insurance company duly authorized by SESEP to perform its activities, whose share capital, on the Signature Date, is one hundred thousand reais (R$100,000.00), divided into one hundred thousand (100,000) quotas, in the amount of one real (R$1.00) each, fully subscribed and paid, representing one hundred percent (100%) of the total capital, on a fully diluted basis, held by Easynvest Participações;

(iii)

Easynvest Gestão de Recursos is a fund manager, duly authorized by CVM to perform its activities, whose share capital, on the Signature Date, is nine hundred thousand reais (R$900,000.00), divided into nine hundred thousand (900,000) quotas, in the amount of one real (R$1.00) each, fully subscribed and paid, representing one hundred percent (100%) of the total capital, on a fully diluted basis, held by Easynvest Participações;

(iv)

Easynvest Holding Financeira is a corporation, whose share capital, on the Signature Date, is two hundred and fifteen million, eight hundred and ninety thousand, one hundred and fifty reais (R$215,890,150.00), divided in two hundred and fifteen million, eight hundred and ninety thousand, one hundred and fifty (215,890,150.00) registered common shares, with no par value, representing one hundred percent (100%) of the total capital, on a fully diluted basis (“Easynvest Holding Financeira Shares”), fully subscribed and paid, held by Atlas;

(v)

Easynvest Participações is a non-financial holding, whose share capital, on the Signature Date, is one million and two thousand reais (R$1,002,000.00), divided into one million and two thousand (1,002,000) shares, of which (a) five hundred and one thousand (501,000) are common shares, and (b) five hundred and one thousand (501,000) are preferred shares, all registered and with no par value, representing one hundred percent (100%) of the total capital, on a fully diluted basis (“Easynvest Participações Shares” and, in conjunction with the Easynvest Holding Financeira Shares, the Broker Shares and, in the event the establishment of Easycred is approved by BACEN through the Closing Date, the Easycred’s total shares, the “Easynvest Shares”), divided amongst the Easynvest Shareholders in the proportions described in “Annex I.I”;

(vi)

Easycred Sociedade de Crédito Direto S.A. shall be a direct credit company, whose establishment, on the Signature Date, is subject to the BACEN’s authorization (“Easycred”) and, upon BACEN’s authorization before the Closing Date, shall be included in this Agreement as an Intervening Consenting Party, through the signature of an amendment to this Agreement by the Parties and, in addition, shall be included, for all purposes of this Agreement, in the definition of Easynvest Companies, in which case “Annex I.I” shall be adjusted to reflect the equity interests held by the Easynvest Shareholders;

(vii)	through the Closing Date, the Easynvest Shareholders shall conclude the corporate reorganization, as described in detail in “Annex I.II” (“Corporate Reorganization”);

(viii)	Nu Holdings is a company established in accordance with applicable Laws, whose capital, on a fully diluted basis, is described in detail in “Annex I.III”;

(ix)

Nu Distribuidora de Títulos e Valores Mobiliários Ltda. is a securities distribution company, being established (“DTVM Nubank”), according to the request filed before BACEN on August 16, 2019, which was approved by BACEN on April 19, 2020, supported by the protocol of the establishment of DTVM Nubank before BACEN on August 20, 2020, provided that, upon approval of the establishment of DTVM Nubank by BACEN, and in the event such approval takes place through the Closing Date, (i) DTVM Nubank (or any Affiliate of DTVM Nubank) shall assume the Investor’s contractual position, through the Closing Date, automatically, not subject to any authorization by the Easynvest Shareholders, and (ii) Nu Financeira shall act, in conjunction with Nu Pagamentos, as the guarantor, under the terms set forth in Clause 14.1, of the obligations assumed by DTVM Nubank, subject to an amendment to this Agreement;

(x)

under the terms and subject to the conditions set forth herein, (A) the Investor intends to acquire from the Easynvest Shareholders, and the Easynvest Shareholders intend to sell to the Investor, all, and not less than all, the Easynvest Shares, free and clear of any Encumbrances; and, subsequently to the abovementioned purchase and sale, (B) the Easynvest Shareholders, signatories of this Agreement, intend to subscribe; and Nu Holdings intends to issue and deliver, certain shares representing the Nu Holdings’ capital, free and clear of any Encumbrances (except as expressly set forth in this Agreement), under the terms and conditions set forth below (collectively (A) and (B), the “Operation”‘).

ACCORDINGLY, RESOLVED the Parties to enter into this Agreement, which shall be governed by the following clauses and conditions:

1.    DEFINITIONS AND INTERPRETATION

1.1.    Definitions. The terms in capital letters used in this Agreement, including the respective Annexes, shall have the following meanings attributed in “Annex 1.1”.

1.2.    Interpretation Rules. Except as expressly indicated otherwise, in the interpretation of this Agreement:

(i)    the headings and titles shall not limit or impact, on any account, the interpretation of the text, which were included, therefore, solely for purposes of convenience and reference;

(ii)    the terms “including”, “inclusive”, “includes”, “included” and related and similar terms shall be construed as accompanied by the expression “among others” and, therefore, for purposes of clarification and never for purposes of limitation;

(iii)    the term “or” and similar terms shall be construed as “and/or” and, therefore, on a non-exclusive basis;

(iv)    the references to any documents or instruments include all respective amendments, replacements, restatements and supplements, except if otherwise expressly indicated;

(v)    the references to the provisions of any Laws shall be construed as references to such provisions and respective amendments or restatements;

(vi)    the references to sections, clauses and annexes include the sections, clauses and annexes hereof;

(vii)    the terms “herein”, “hereof” and other terms with similar meanings refer to this Agreement as a whole, including the annexes hereto, rather to any chapter, clause or another specific subdivision;

(viii)    all references to Persons include, as applicable, also the successors, heirs, beneficiaries and authorized assignees;

(ix)    for purposes of the declarations and guarantees granted to the knowledge of a certain Person, “knowledge” means any information that is known or, in relation to a legal entity, any information that is known or should be known by the directors, executive officers or shareholders of such Person in compliance with the fiduciary obligations imposed by the Law;

(x)    all definitions used in this Agreement shall be applicable in the singular or plural form, regardless of the gender;

(xi)    all accounting terms shall be construed in accordance with the Accounting Principles; and

(xii)    all terms set forth herein or arising herefrom shall be calculated as set forth in article 123, of the Civil Code, that is, excluding the initial day and including the maturity date, upon postponement of any term that ends on any day other than a Business Day to the immediately subsequent Business Day, not subject to any interest.

2.    PURCHASE AND SALE OF EASYNVEST SHARES

2.1.    Purchase and Sale of Easynvest Shares. Under the terms and conditions set forth in this Agreement, specifically the verification and performance of the Suspensive Conditions, the Easynvest Shareholders hereby sell, transfer, assign and deliver to the Investor, and the Investor purchases, receives and acquires from the Easynvest Shareholders, all, and not less than all, the Easynvest Shares, representing one hundred percent (100%) of the capital of Easynvest Participações, Easynvest Holding Financeira, the Broker and Easycred, in the event such company has been established through the Closing Date, in the proportion indicated in “Annex I.I” (“Purchase and Sale of the Easynvest Shares”‘).

2.2.    Encumbrances. The Easynvest Shares shall be transferred, on the Closing Date, by the Easynvest Shareholders to the Investor, free and clear of any Encumbrances, including all rights inherent thereto (including the equity rights).

2.3.    Exercise of the Easynvest Options. On the Submission Date of the Notice, the Easynvest Shareholders shall submit to the Investor an update of “Annex I.I”, reflecting (i) the beneficiaries of the Easynvest Option Plan and the Carlos Option Agreement, as indicated in “Annex 2.3”, who exercised the respective options (the “Beneficiaries of the Exercised Options”), or (ii) in the event such transfer is authorized by the Investor, the identification of the Easynvest Shareholders that have acquired the stock options of the Easynvest Companies from the beneficiaries of the Easynvest Option Plan, as applicable. The Beneficiaries of the Exercised Options shall comprise this Agreement as the Easynvest Shareholders, for all purposes and effects of this Agreement (except if otherwise determined in Clause 9.1), through the signature of the adhesion term hereto, according to the model included in “Annex 5.3(iv)(b)”, and the shares in connection with such exercise shall be incorporated to the definition of the Easynvest Shares for all purposes and effects of this Agreement. Any and all payments performed by the Easynvest Companies between August 30, 2020 and the Closing Date by virtue of the exercise and/or cancellation of the options granted in the context of the Easynvest Option Plan, the Easynvest Phantom Share Plan and/or the Carlos Option Agreement, including possible Taxes and expenses, shall be considered as an Authorized Withdrawal for all purposes and effects of this Agreement.

3.    ACQUISITION PRICE; PAYMENT METHOD; PRICE ADJUSTMENT

3.1.    Acquisition Price. Under the terms and conditions set forth herein, specifically the verification and performance of the Suspensive Conditions, and in conformity with the provisions set forth in Clauses 3.2, 3.3 and 3.5, as compensation for the acquisition of the Easynvest Shares, the Investor hereby agrees, on an unconditional and irrevocable basis, to pay to the Easynvest Shareholders, on the Closing Date, the base value of one billion and five hundred and ten million reais (R$1,510,000,000.00) (the “Base Acquisition Price”), as detailed in “Annex 3.1”, provided that:

(i)

the Base Acquisition Price shall be added, in the proportion of Real per Real, (i) based on the capital increases performed in any of the Easynvest Companies through the Submission Date of the Notice, provided that in conformity with the provisions set forth in Clause 5.10(iii) or expressly approved by the Investor, and such capital increase is effectively paid (available funds in the bank account of the respective Easynvest Company or in public notes, duly registered with SELIC, pending authorization by BACEN) by the respective Easynvest Shareholder, considering that such payments are not considered twice in the event of any transfer, by means of capital increase, from one Easynvest Company to the other Easynvest Company, and/or (ii) by virtue of the exercise of the Easynvest Option Plan between August 30, 2020 and the Submission Date of the Notice, and which exercise prices have been settled by the respective holders, in Brazilian reais, on behalf of the respective Easynvest Companies. For the purposes of clarification, (i) the payments performed in connection with the Broker’s capital increase on April 14, 2020 shall not be considered for the purposes of this Clause; and (ii) in the event, due to any reason, BACEN has not approved the respective capital increase, the amounts deposited in public notes shall be returned to the respective Easynvest Shareholders that have performed the payment, and shall be deemed as Authorized Withdrawals, for all purposes and effects of this Agreement.

(ii)

one hundred percent (100%) of the Base Acquisition Price, duly adjusted to reflect the possible capital increases arising from the provisions set forth in Clause 3.1(i) above, shall be adjusted based on the positive variation of the CDI rate, on a pro rata die basis (“Adjustment for Inflation”) between (a) the Signature Date and the Submission Date of the Notice, in relation to the Base Acquisition Price; and (b) the date on which the Easynvest Shareholders have acquired the respective public notes bound to the capital increase or have performed the respective payment, as applicable, whichever takes place firstly, and the Submission Date of the Notice, in the event of capital increases of the Easynvest Companies performed under the terms set forth in Clause 3.1(i) above, except, in relation to item (a), based on the value equivalent to the Base Acquisition Price to be used by the Easynvest Shareholders for the payment of the Nubank Shares , under the terms set forth in Clause 4 of this Agreement, provided that such portion shall not be subject to any Adjustment for Inflation; and

(iii)

within up to three (3) days before the Closing Date (“Submission Date of the Notice”), Easynvest Shareholders shall submit to the Investor (a) the notice informing possible additions to the Base Acquisition Price, arising from the adjustment referred to in item “i” of Clause 3.1 above, (b) the minutes of the partners’ meeting and/or shareholders’ meeting, as applicable, including (i) the approval, by unanimous decision and without any exceptions or restrictions, or (ii) upon performance of the rules for request and holding set forth in applicable Law, the capital increases set forth in item “i” of Clause 3.1 above, (c) the calculation spreadsheet of the Adjustment for Inflation, under the terms set forth in item “ii” of Clause 3.1 above; (d) the update of “Annex I.I”, reflecting (i) the Beneficiaries of the Exercised Options; or (ii) Easynvest Shareholders that, as previously authorized by the Investor, have acquired the beneficiaries’ options of the Easynvest Option Plan and the Carlos Option Agreement, as applicable; (e) the update of “Annex 3.4”, reflecting the bank accounts of the Beneficiaries of the Exercised Options, if applicable; and (f) the update of “Annex 8.2(ii)”.

3.2.    Assumptions for definition of the Base Acquisition Price. The Parties acknowledge and agree that the Base Acquisition Price was defined based on the assumption that, on August 31, 2020, the Easynvest Companies, the Easynvest Operational Companies and the Broker, however the case may be, have defined the Minimum Own Funds, the Maximum Debt, the Minimum Equity and the Minimum Basel Index. In the event any of these assumptions are not verified, the Base Acquisition Price shall be adjusted, in conformity with the procedure set forth in Clause 3.5.

3.3.    Withdrawal. The Easynvest Shareholders and the Easynvest Companies acknowledge that they have not performed, and are not obligated to perform and guarantee the performance, of any Withdrawals between August 31, 2020 and the Closing Date, except for the Authorized Withdrawals, which were performed or could be performed, however they should be deemed as Withdrawals for all purposes and effects of this Agreement.

(i)

The Easynvest Shareholders and the Easynvest Companies shall (i) notify the Investor in writing immediately after becoming aware of any Withdrawal or that any Withdrawal may probably take place between the Signature Date and the Closing Date and (ii) deliver a certificate in writing to the Investor on the Closing in connection with any Withdrawals and/or Authorized Withdrawals between August 31, 2020 and the Closing Date, under the terms set forth in Clause 6.2(xvi) hereunder.

(ii)

Upon performance of any Withdrawals and/or Authorized Withdrawals, between August 31, 2020 and the Closing Date, and without prejudice to the other fines set forth in this Agreement (except for the Authorized Withdrawals), the Closing Acquisition Price, shall be reduced based on the Withdrawals and/or the Authorized Withdrawals, as applicable, performed through the Closing Date (inclusive).

(iii)

The Closing Acquisition Price shall be adjusted, even after the Closing Date, in the event the Investor identifies the occurrence of any Withdrawals and/or Authorized Withdrawals between August 31, 2020 and the Closing Date.

(iv)

In the event of any conflict between the Parties with respect to the price adjustment arising from any Withdrawals and/or Authorized Withdrawals performed between August 31, 2020 and the Closing Date, the procedure set forth in Clause 8.6 shall be adopted.

(v)

Any Withdrawal or Authorized Withdrawal shall be adjusted for inflation, from the date of the Withdrawal and/or Authorized Withdrawal through the effective payment on behalf of the Investor or any Investor Indemnified Parties.

3.4.    Payment of the Closing Acquisition Price. On the Closing Date, in conformity with the provisions set forth in Clause 4.2(ii)(1) and Clause 6.4, the Investor shall pay the Base Acquisition Price, duly adjusted based on the provisions set forth in Clauses 3.1(i) and 3.1(ii), less any Withdrawals and/or Authorized Withdrawals performed between August 31, 2020 and the Closing Date (calculated under the terms set forth in Clause 3.3) (“Closing Acquisition Price”) on behalf of the Easynvest Shareholders through the transfer of immediately available funds to the bank accounts of the Easynvest Shareholders informed in “Annex 3.4”. The Closing Acquisition Price shall be paid and allocated amongst the Easynvest Shareholders in conformity with the proportions described in “Annex 3.1”, as adjusted to reflect (i) the Beneficiaries of the Exercised Options; or (ii) the Easynvest Shareholders that, upon the Investor’s previous authorization, have acquired the options from the beneficiaries of the Easynvest Option Plan, provided that the Investor indicates, on the Closing Date, the acquisition price attributable to the Easynvest Participações Shares, the Easynvest Holding Financeira Shares, the Broker Shares and the Easycred’s Shares, if applicable, according to the appraisal reports prepared by the Investor, based on the Closing Acquisition Price and the proportion indicated in “Annex 3.1”, as updated under the terms set forth in this Agreement.

(i)

The Parties agree that, by virtue of the adjustments to the Base Acquisition Price, as set forth (i) in items “i” and “ii” of Clause 3.1, and (ii) in Clause 3.3, on the Submission Date of the Notice, the Easynvest Shareholders shall submit to the Investor an update of “Annex I.I” “Annex 3.1”, “Annex 3.4” and “Annex 8.2(ii)”, inclusive, for the purposes of information of the total number of Easynvest Shares to be acquired by the Investor, as well as inclusion of the names, identification, bank accounts and proportions of the Closing Acquisition Price entitled to (i) the Beneficiaries of the Exercised Options; and/or (ii) the Easynvest Shareholders that have, as previously authorized by the Investor, acquired the options of the beneficiaries under the Easynvest Option Plan.

(ii)

The Parties acknowledge that the respective transfer receipts, provided that such receipts properly reflect the information included in “Annex 3.1” and “Annex 3.4”, as adjusted under the terms set forth in this Agreement, shall be used as an unconditional and irrevocable evidence of the settlement of the Closing Acquisition Price for all purposes and effects of applicable law in force.

3.5.    Adjustment to the Closing Acquisition Price after Closing. The Easynvest Companies shall prepare the combined financial statements (including the balance sheets and the statements of profit and loss) of the Easynvest Companies as at August 31, 2020 (“Adjustment Base Date”), which shall be concluded and delivered to the Parties within ninety (90) days as from the Signature Date, in conformity with the Accounting Principles (“Adjustment Balance Sheet”), for the purposes of verification of the possible Adjustment to the Base Acquisition Price, as set forth in this Clause, and without prejudice to the provisions set forth in Clause 3.3. In conjunction with the Adjustment Balance Sheet, the Easynvest Companies shall provide to the Parties the statement indicating the Own Funds (of the Easynvest Companies), the Debt of the Easynvest Companies), the Equity (of the Easynvest Operational Companies), the Reference Equity (of the Broker) and the Basel Index (of the Broker) on the Adjustment Base Date, on a combined basis and, as applicable, prepared based on the Adjustment Balance Sheet (“Adjustment Statement” and, in conjunction with the Adjustment Balance Sheet, the “Adjustment Documents”). Within ninety (90) days as from (i) the receipt of the Adjustment Documents or (ii) the Closing Date, whichever takes place later, the Investor shall submit to the Easynvest Shareholders the notice (“Adjustment Notice”) including the calculation of the Acquisition Price Adjustment, under the terms set forth in Clause 3.5.1 below (“Acquisition Price Adjustment”). The Parties agree to cooperate with the Easynvest Companies and the Investor in the preparation of the Adjustment Documents and the Adjustment Notice, under the terms set forth in this Clause 3.5. Alternatively, the Easynvest Shareholders may deliver to the Investor, at any time as from the Signature Date, the Adjustment Documents (considering that, in this case, the Adjustment Balance Sheet shall be audited), in which case the Adjustment Notice shall be submitted by the Investor to the Easynvest Shareholders within thirty (30) days as from the receipt of such notice, including the Acquisition Price Adjustment. Regardless of the (i) submission of the Adjustment Notice by the Investor, and (ii) the eventual agreement between the Parties with respect to the amount payable as the Acquisition Price Adjustment, (a) the Investor or any Indemnified Party of the Investor may consider the assumption referred to in Clause 8.1 of the Agreement, upon verification of the events set forth therein, and (b) possible discussions or disagreements between the Parties in the context of this Clause 3.5, before the Closing Date, shall not jeopardize or extend the Operation Closing, which shall be performed under the terms and conditions set forth in this Agreement. The Parties agree that the events that generate possible adjustments shall not be considered twice (bis in idem) and, therefore, the Acquisition Price Adjustment shall be equivalent to the minimum value of the potential capital increase on the Adjustment Base Date in the Easynvest Companies, which would be necessary for simultaneous verification of the Minimum Own Funds, the Maximum Debt, the Minimum Equity and the Minimum Basel Index. For purposes of clarification, any possible indemnity payable under the terms set forth in Clause 8.1(i), by virtue of the violation of Section 7.2, item (xxxv), of the Easynvest’s Disclosure Letter (Minimum Own Funds, Maximum Debt, Minimum Equity and Minimum Basel Index) shall solely be payable in the event (i) the Acquisition Price Adjustment is not performed, as set forth in this Clause 3.5; or (ii) the Acquisition Price Adjustment is not concluded as set forth in Clause 3.5.5 or as agreed by the Parties. In the event the indemnity procedure is applicable (that is, the Acquisition Price Adjustment has not been performed or concluded), the provisions set forth in Clause 3.5 shall be adopted in the calculation of the indemnity under discussion, inclusive with respect to the impossible consideration of the double adjustments (bis in idem), as set forth herein.

3.5.1.    The Acquisition Price Adjustment shall be calculated by the Investor in conformity with the following parameters:

(i)

On the Adjustment Base Date, the Easynvest Companies shall have, collectively, Own Funds of, at least, forty-five million reais (R$45,000,000.00) (“Minimum Own Funds”): in the event the Minimum Own Funds are not verified in the Adjustment Documents, the Base Acquisition Price shall be reduced by the same amount of the difference as price adjustment;

(ii)

On the Adjustment Base Date, the Easynvest Companies shall have, collectively, Debt of, at most, zero reais (R$0.00) (“Maximum Debt”): in the event the Maximum Debt is not verified in the Adjustment Documents, the Base Acquisition Price shall be reduced by the same amount of the difference as price adjustment;

(iii)

On the Adjustment Base Date, the Easynvest Operational Companies shall have, collectively, Equity of, at least, forty-eight million reais (R$48,000,000.00) (“Minimum Equity”); in the event the Minimum Equity of the Easynvest Operational Companies is not verified in the Adjustment Documents, the Acquisition Price shall be reduced by the same amount of the difference as price adjustment; and

(iv)

On the Adjustment Base Date, the Broker shall have the Basel Index of, at least, eleven percent (11%) (“Minimum Basel Index”) based on the assumption that the Broker may use twenty million reais (R$20,000,000.00) already paid by the Easynvest Shareholders and subject to approval by BACEN for calculation basis; in the event the Minimum Basel Index is not verified in the Adjustment Documents, the Base Acquisition Price shall be reduced by the amount that the Reference Equity should be increased so that the Minimum Basel Index had been verified on the Adjustment Base Date.

3.5.2.    As set forth in Clause 3.5.3 below, in the event Easynvest Shareholders holding more than sixty-five percent (65%) of the Easynvest Shares disagree with respect to the contents of the Adjustment Documents and/or the Adjustment Notice, the Easynvest Shareholders may, within forty-five (45) days after the receipt of the Adjustment Notice (“Review Term”), deliver to the Investor a notice informing, in detail, the reason for such disagreement, in conjunction with the supporting documents of such disagreement (“Price Disagreement Notice”). In the event no Price Disagreement Notice has not been received by the Investor through the last day of the Review Term, the Acquisition Price Adjustment included in the Adjustment Notice shall be deemed final, representing a valid and enforceable obligation against the Parties. The Investor may execute the guarantee granted to the Investor by the

Easynvest Shareholders in relation to the Nubank Shares, under the terms of the Guarantee Agreement of the Nubank Shares, in the event the Easynvest Shareholders have not paid such amount to the Investor within fifteen (15) Business Days counted as from the submission of the notice by the Investor, in the proportion defined in “Annex 3.1” hereof, upon electronic transfer to the current account informed by the Investor.

3.5.3.    In the event Easynvest Shareholders holding more than sixty-five percent (65%) of the Easynvest Shares on the Signature Date have timely delivered to the Investor the Price Disagreement Notice under the terms set forth in Clause 3.5.2 above, (i) the unquestionable amount of the Acquisition Price Adjustment included in the Adjustment Notice shall be final), to which each of the Parties shall be bound, representing a valid and enforceable obligation. The Acquisition Price Adjustment shall be paid by the Easynvest Shareholders to the Investor within fifteen (15) Business Days in the proportion defined in “Annex 3.1” hereof, upon electronic transfer of funds to the current account indicated by the Investor; and (ii) the Investor and the Easynvest Shareholders shall undertake best efforts, in good faith, to resolve the matter addressed in the Price Disagreement Notice within ten (10) Business Days after the receipt, by the Investor, of such Price Disagreement Notice. In the event the Investor and the Easynvest Shareholders holding more than sixty-five percent (65%) of the Easynvest Shares on the Signature Date have achieved an agreement with respect to the Price Disagreement Notice, any payment from one Party to the other shall be performed under the terms and conditions set forth in such agreement.

3.5.4    In the event the Investor and the Easynvest Shareholders holding more than sixty-five percent (65%) of the Easynvest Shares on the Signature Date are not able to resolve any matter under discussion within ten (10) Business Days, the Investor shall select one of the following audit firms to resolve the matters under discussion (and solely the matters under discussion): (i) BDO; (ii) Grant Thornton, or (iii) Mazars (“Auditor of the Price Adjustment”). The Easynvest Shareholders and the Investor, hereby, agree to provide to the Auditor of the Price Adjustment the documentation and information, as possible, as deemed necessary by the Auditor of the Price Adjustment, at the Auditor’s discretion. The Auditor of the Price Adjustment, by assuming the attributions to be performed under the terms set forth herein, shall act as the expert rather than the arbitrator. The Auditor of the Price Adjustment, as soon as possible, however under any circumstance within sixty (60) days after the acceptance date of the contracting, shall deliver to the Parties the report (“Price Adjustment Report”) in which the Auditor of the Price Adjustment shall present the calculations of the changes, if any, in the Adjustment Documents and/or the Adjustment Notice, as applicable. The Auditor of the Price Adjustment shall rely on the same assumptions set forth in Clause 3.5.1 above. The Auditor of the Price Adjustment shall solely analyze the items challenged by the Easynvest Shareholders. The Parties shall disregard any additional analysis included in the Adjustment Documents and/or the Adjustment Notice.

3.5.5    The Price Adjustment Report, except in the event of express error or fraud, is final and shall bind the Parties, which shall not be entitled to any lawsuit or appeal before any proper authority. In the event the Price Adjustment Report has determined the Adjustment to the Base Acquisition Price, the Easynvest Shareholders shall pay the amount indicated in the Price Adjustment Report to the Investor in the proportion defined in “Annex 3.1” hereto, upon electronic transfer of the funds to the current account indicated by the Investor within, at most, fifteen (15) Business Days counted as from the issuance date of the Price Adjustment Report.

3.5.6.    Any fees and expenses relating to the work conducted by the Auditor of the Price Adjustment shall be paid by the Party that has received the unfavorable decision in relation to the matter under discussion. In the event both Parties have received favorable and unfavorable decisions in relation to the matter under discussion, the costs shall be paid proportionally to the unfavorable decisions received by each Party.

3.6.    Payment of Taxes. Each of the Easynvest Shareholders (except for Atlas) shall be responsible for the delivery to the Investor of the Federal Income Collection Document (DARF) confirming the payment of the income tax levied on the capital gain accrued in connection with the sale of the Easynvest Shares, within five (5) days after the legal term for the payment of such tax. Without prejudice to the provisions set forth above, each of the Easynvest Shareholders shall, individually and not jointly or collectively, be the sole responsible for the income tax levied on the capital gain accrued arising from the sale of the Easynvest Shares, if applicable.

4.    SUBSCRIPTION OF NUBANK SHARES

4.1.    Subscription of the Nubank’s New Shares. As set forth in Clause 4.2(ii)(1) and Clause 6.4, on the Closing Date, the Easynvest Shareholders (or any Affiliate or Advent Affiliate) shall subscribe, and Nu Holdings shall issue and transfer to the respective Easynvest Shareholders (or Affiliate or Advent Affiliate), certain number of Series F-2 preferred shares (Series F-2 Preferred Shares), representing the capital of Nu Holdings (“Nubank Shares”), all free and clear of any Encumbrances, except for the provisions set forth in the Investment Documents of Nubank’s Shares, which mainly reproduce the documents to be signed on the Closing Date upon the issuance of the Nubank Shares to the respective Easynvest Shareholders or Affiliates or Advent Affiliates, if applicable. The portion of the Closing Acquisition Price to be used by the Easynvest Shareholders for the payment of the Nubank Shares is defined in “Annex 3.1” of this Agreement, provided that such Easynvest Shareholders shall not use such funds for any purpose other than the payment of the Nubank Shares, as set forth in this Chapter 4.

4.2.    Evaluation of the Nubank Shares and Procedure for Issuance and Registry of Ownership. The Parties agree that, for the purposes of evaluation and definition of the number of Nubank Shares to be subscribed by the Easynvest Shareholders, the following terms and conditions are applicable:

(i)

Number of Nubank Shares and Unit Value. The number of Nubank Shares to be issued by Nu Holdings and subscribed by the Easynvest Shareholders on the Closing Date shall be defined in accordance with the formula included in “Annex 4.2(i)”, considering that par value per Nubank’s Share of US$14.884676 (“Par Value”). The total number of Nubank Shares shall be duly adjusted to reflect any and all split-offs, groupings and bonuses or any other similar event before the effective transfer of the Nubank Shares to the respective Easynvest Shareholders. On the Business Day before the Closing Date, the Investor shall submit the notice to the Easynvest Shareholders, under the terms set forth in Clause 13.1, indicating the number of Nubank Shares to be issued by Nu Holdings on the Closing Date, to be calculated under the terms of “Annex 4.2(i)”.

(ii)

Payment of the Nubank’s Shares. Except if otherwise set forth in item (ii)(1) below, the Nubank Shares subscribed by the Easynvest Shareholders shall be paid on the Closing Date, upon deposit of the funds, in US dollars, in the current account informed by Nu Holdings corresponding to the Par Value multiplied by the Nubank Shares to be issued to the Easynvest Shareholders on the Closing Date, in conformity with the formula included in “Annex 4.2(i)” and the allocation defined in “Annex 3.1” (the “Payment of the Nubank’s Shares”).

(1)

As set forth in item (2) below, in the event that, after the receipt of the Closing Acquisition Price by the Easynvest Shareholders, any Easynvest Shareholder has not performed the payment of the Nubank Shares on the Closing Date, and the Investor has elected to perform the Closing, although without the Closing Act, under the terms set forth in Clause 6.4, the following procedure shall be applied in relation to the respective Easynvest Shareholder that violated the obligation relating to the Payment of the Nubank Shares: the Easynvest Shareholder that has not transferred the funds in US dollars to Nu Holdings on the Closing Date, (aa) shall, within ten (10) days, resolve such situation and shall deposit such funds to Nu Holdings in the bank account indicated in “Annex 4.2(ii)(2)” (“Resolution Term”), subject to the application of the Adjustment for Inflation on the amount not transferred, from the Closing Date to the date of the effective deposit in the bank account indicated by Nu Holdings, provided that, in relation to Atlas or any Advent Affiliate, the Resolution Term shall be one (1) Business Day as from the Closing Date and, after such date, the fines set forth in item (bb) of this Clause shall be applied; (bb) in the event the Easynvest Shareholder (or any Easynvest Shareholder (or any Advent Affiliate) on behalf of the Easynvest Shareholder that violated the obligation of Payment of the Nubank’s Shares) has not transferred such funds within the Resolution Term, the respective Easynvest Shareholder that violated the obligation of Payment of the Nubank’s Shares shall be subject to the daily, non-compensatory fine equivalent to one percent (1%) of the Closing Acquisition Price received by such Easynvest Shareholder until resolution of the matter, limited to, under any circumstance, twenty percent (20%) of the Closing Acquisition Price that has been received by such Easynvest Shareholder, (cc) the Nubank Shares that should have been subscribed by such Easynvest Shareholder on the Closing Date shall not be transferred by Nu Holdings to the respective Easynvest Shareholder until the effective transfer of the funds to the current account indicated by Nu Holdings, under the terms set forth in “Annex 4.2(ii)(2)”. In the event the Operation Closing takes place and such funds are not transferred to Nu Holdings within twenty (20) days counted from the termination of the Resolution Term (except for Atlas or Advent Affiliates, which term is counted after one (1) Business Day as from the Closing Date), the Investor may be entitled to the right to inform the respective Easynvest Shareholder that violated the obligation of Payment of the Nubank’s Shares and also inform that the Nubank Shares shall be cancelled, in which case the respective Easynvest Shareholder shall no longer be authorized to subscribe such Nubank Shares, without prejudice to the payment obligation of the fines set forth in this Agreement and the other losses and damages eventually incurred by the Investor.

(2)

For purposes of clarification, (i) the provisions set forth in Clause 4.2(ii)(1) shall not be applicable to the Easynvest Shareholder that has timely performed the Payment of the Nubank’s Shares on the Closing Date, considering that, in relation to the non-defaulting Easynvest Shareholder, the provisions set forth in this Agreement shall be adopted in connection with the subscription of the Nubank Shares, including, but not limited to, the provisions set forth in Clauses 6.2(v) and 6.2(vi); and (ii) the Investor shall not be entitled to the option to not perform the Closing, under the terms set forth in Clause 6.4, in the event Atlas (or any Advent Affiliate) performs the Payment of the Nubank’s Shares on the Closing Date, in which case the Closing shall be carried out as set forth in this Agreement, regardless of the default of the other Easynvest Shareholders, without prejudice to the procedures and fines, under the terms of this Clause 4.2(ii)(1) and Clause 6.4, applicable to the Easynvest Shareholders that have not complied with the obligation of Payment of the Nubank’s Shares.

(3)	The current account informed by Nu Holdings for deposit of the funds in US dollars for purposes of payment of the Nubank Shares is indicated in “Annex 4.2(ii)(2)”.

(iii)

Rights of the Nubank’s Shares. The Nubank Shares attributable to the Easynvest Shareholders shall be entitled to the rights described in the Investment Documents of Nubank’s Shares, which mainly reproduce the documents to be signed upon the issuance of the Nubank Shares.

5.    SUSPENSIVE CONDITIONS; APPROVALS; BUSINESS CONDUCTION

5.1.    Suspensive Conditions to the Parties’ Obligations. The Parties’ obligations to undertake the Closing Acts, as set forth in this Agreement, for the completion of the Operation, are bound and subject to the verification and performance of the following Suspensive Conditions through the Closing Date, inclusive (“Parties’ Suspensive Conditions”), contracted under the terms set forth in articles 125 and 126 of the Civil Code:

(i)

Absence of Legal Restrictions. No measure, Law or legal decision, although temporary, issued by a proper Governmental Authority to prohibit or prevent the consumption of the Operation in connection with this Agreement, in conformity with the terms and conditions set forth herein (according to the provisions set forth in Clause 5.9) shall be effective on the Closing Date, provided that, however, the Party affected by any such order or preliminary injunction shall undertake the best efforts to revoke, annul or suspend such order or preliminary injunction before the Closing Date.

(ii)	BACEN’s Approvals. The Parties’ obligation to complete the Operation is subject to the obtaining of the BACEN’s Approvals, as set forth in Clause 5.9.

(iii)	CADE’s Approvals. The Parties’ obligation to complete the Operation is subject to the obtaining of the CADE’s Approval, as set forth in Clause 5.9.

(1)

Under applicable legislation, the Parties shall wait for fifteen (15) days counted from the publication of the decision of the General Superintendent (i.e., the termination of the legal term for appeal filed by third parties or notification by the Court) to proceed with the Closing. Upon confirmation of the absence of any appeal within such term, provided that CADE has issued the respective certificate for filing of the respective concentration act, the Parties shall have complied with the suspensive condition described in this Clause.

5.2.    Suspensive Conditions to the Obligations of the Easynvest Companies and Easynvest Shareholders. The obligations of the Easynvest Companies, as applicable, and the Easynvest Shareholders to undertake the Closing Acts attributed thereto, as set forth in this Agreement, for the purposes of completion of the Operation, are bound and subject to the verification and performance (or respective waiver in writing, as applicable) of the following Suspensive Conditions through the Closing Date, inclusive (“Easynvest’s Suspensive Conditions”), contracted under the terms provided for articles 125 and 126 of the Civil Code:

(i)

Performance of the Obligations. The Investor, Nu Holdings and the Guarantor (and any of the Affiliates, as applicable) shall have complied with and performed, in all material respects, all respective obligations set forth in this Agreement, as applicable, through the Closing Date (inclusive).

(ii)

Representations and Guarantees. The Essential Representations and Guarantees provided by the Investor are correct, true, accurate and updated, as of the date hereof and on the Closing Date. The other representations and guarantees provided by the Investor shall, in all material respects, be true, correct, accurate and updated as of the date hereof and on the Closing Date, except for the representations and guarantees relating to any specific date, which shall be deemed true on the respective date, provided that the Investor is entitled to the right to update the Disclosure Letter under the terms set forth in Clause 7.5.

(iii)	Absence of Material Adverse Effect. No Material Adverse Effect relating to the Investor, Nu Holdings and/or the Guarantor shall have taken place between the Signature Date and the Closing Date.

5.3.    Suspensive Conditions to the Investor’s Obligations. The obligations assumed by the Investor and Nu Holdings (and its Affiliates, including the Guarantor, as applicable) to undertake the Closing Acts attributed thereto, as set forth in this Agreement, for the completion of the Operation, are bound to and subject to the verification and performance (or respective waiver in writing, when applicable) of the following Suspensive Conditions through the Closing Date, inclusive (“Investor’s Suspensive Conditions”), contracted under the terms of articles 125 and 126 of the Civil Code:

(i)

Performance of the Obligations. The Easynvest Shareholders and the Easynvest Companies shall have complied and performed, in all material respects, the respective obligations set forth in this Agreement, however the case may be, through the Closing Date (inclusive).

(ii)

Representations and Guarantees. The Essential Representations and Guarantees provided by the Easynvest Shareholders are correct, true, accurate and updated, as of the date hereof and on the Closing Date. The other representations and guarantees provided by the Easynvest Shareholders shall, in all material respects, be true, correct, accurate and updated as of the date hereof and on the Closing Date, except for the representations and guarantees relating to any specific date, which shall be deemed true on the respective date, provided that the Easynvest Shareholders is entitled to the right to update the Disclosure Letter under the terms set forth in Clause 7.5.

(iii)

Corporate Reorganization. Up to the Closing Date, the Corporate Reorganization shall have been duly concluded, upon the registry before the proper bodies, including JUCESP, of all procedures and corporate acts relating to the Corporate Reorganization.

(iv)

Easynvest Option Plan, Easynvest’s Phantom Share Plan and Carlos Option Agreement. Through the Submission Date of the Notice, all, and not less than all, notes and marketable securities convertible into, exchangeable for or bound to the shares or quotas of the Easynvest Companies shall have been exercised or cancelled, including the Easynvest Option Plan, the Easynvest’s Phantom Share Plan and the Carlos Option Agreement, as described in the “Annex 5.3(iv)(a)”, in which case, on the Closing Date, there shall be no notes and marketable securities convertible into, exchangeable for or bound to the shares or quotas of the Easynvest Companies to be exercised or exchanged, including any stock options and phantom share plans. In addition, for purposes of clarification, (i) the Easynvest Companies shall ensure that the beneficiaries that have elected for the exercise of the options in the context of the Easynvest Option Plan and the Easynvest’s Phantom Share Plan have fully settled the exercise price of the respective options on behalf of the Easynvest Companies, however the case may be; and (ii) the Beneficiaries of the Exercised Options shall be included as parties to this Agreement as the Easynvest Shareholders (in accordance, under any circumstance, with the provisions set forth in Clause 9.1), through the signature of the adhesion term hereto, according to the model included in the form of “Annex 5.3(iv)(b)” and the shares in connection with such exercise shall be included in the definition of the Easynvest Shares for all purposes and effects of this Agreement. Any and all payments that may be performed by the Easynvest Companies, between August 30, 2020 and the Closing Date, by virtue of the exercise and/or cancellation of the options granted in the context of the Easynvest Option Plan, the Easynvest’s Phantom Share Plan and the Carlos Option Agreement, including the possible Taxes and expenses, shall be considered as an Authorized Withdrawal for all purposes and effects of this Agreement.

(v)

Termination of the Shareholders’ Agreement and the Pledge Agreement. The Easynvest Shareholders and the Easynvest Companies, however the case may be, shall have delivered to the Investor the receipt of release of any Encumbrance imposed on or that may bind the Easynvest Shares, including the termination of the Easynvest Shareholders’ Agreement and the Pledge Agreement involving the shares in relation to the shares of the Easynvest Companies.

(vi)

Absence of Material Adverse Effect. No Material Adverse Effect relating to the Easynvest Companies and/or the Easynvest Shareholders shall have taken place between August 30, 2020 and the Closing Date.

(vii)

Broker’s Capital Increase. The Easynvest Shareholders shall have fully paid the Broker’s capital increase, in the total amount of forty million reais (R$40,000,000.00), as approved by the Easynvest Shareholders at the Extraordinary Shareholders’ Meeting held on April 14, 2020.

5.4.    Material Adverse Effect Notice. The Easynvest Shareholders and/or the Investor, however the case may be, shall immediately notify in writing the other Party(ies), under the terms set forth in Clause 13.1, with respect to the occurrence of any Material Adverse Effect that would impact the Easynvest Companies, the Easynvest Shareholders and/or the Investor and/or Nu Holdings and/or the Guarantor, as applicable.

5.5.    Joint Cooperation. The Parties shall undertake commercially reasonable efforts and jointly cooperate with each other to perform the Suspensive Conditions, as soon as possible.

5.6.    Deadline. The Parties agree that, for the purposes of the Operation set forth herein, the deadline for verification and performance of the Suspensive Conditions shall take place after the period of twelve (12) months counted as from the Signature Date (the “Deadline”), provided that the Deadline may be extended for an additional period of six (6) months after the first (1st) anniversary of the Signature Date, upon request of any of the Parties, provided that the requesting party is compliant with the obligations set forth in this Agreement. The non-requesting Party shall accept the extension for the additional period in the event of the performance of the obligations set forth in this Agreement. In the event that, through the Deadline, the Closing has not taken place by virtue of the non-verification of the Suspensive Conditions (and provided that the Suspensive Conditions that have not been verified have not been waived, as set forth herein), the Easynvest Companies and the Easynvest Shareholders, on one side, and always jointly, and the Investor, Nu Holdings and the Guarantor, on the other side, and always jointly, may submit a simple notice to the other Party(ies) and terminate this Agreement, not subject to any other charge or fine, in conformity with the provisions set forth in article 129 of the Civil Code, provided that, in addition, the right to terminate this Agreement, in conformity with the provisions set forth in this Clause 5.6, shall not be entitled to the Party(ies) which violation of any declaration, guarantee or agreement in connection with this Agreement has caused the non-performance of the Closing through the Deadline.

5.7.    BACEN’s Approval. Within fifteen (15) days counted from the Signature Date, the Parties shall submit to BACEN the request for previous approval (“BACEN’s Notice”), relating to the change in the Broker’s shareholding control, by means of the request accompanied by all documents deemed necessary or convenient for the analysis by such authority (“BACEN’s Approvals”). For purposes of clarification, the BACEN’s Notice shall not include any request relating to the corporate reorganization of the Investor or its Affiliates, except for the request for approval of the capital increases for the payment of the Closing Acquisition Price or any other corporate act already authorized or provided for in this Agreement, including, but not limited to, the assumption of the obligations and rights set forth in this Agreement by DTVM Nubank.

(i)

Cooperation by the Parties. The Parties shall cooperate in the preparation of the BACEN’s Notice and the Annexes thereto, as well as the performance of any subsequent requests by the proper authorities, including the timely presentation of the information and documents deemed necessary for the submission or performance of any possible additional measures. The coordination of the work relating to the submission shall be under the Investor’s responsibility, however, provided that (i) the submission and the works, including the definition of the best strategy for approval, shall be jointly performed by the Parties; and (ii) the Investor and its respective advisors shall ensure full and unconditional access and participation, however the case may be, by the advisors of the Easynvest Shareholders with respect to all information, communications, interactions and meetings with BACEN.

(ii)

Costs. All costs relating to the registry of the BACEN’s Notice, including the applicable registry fees, if eventually applicable in connection with the protocol of the BACEN’s Notice, shall be paid in the proportion of fifty percent (50%) by the Investor and fifty percent (50%) by the Easynvest Shareholders. However, each Party shall assume the costs incurred with the attorneys’ fees of the respective legal advisors.

5.8.    CADE’s Approval. Within thirty (30) consecutive days as from the signature of this Agreement, the Easynvest Shareholders and the Investor, directed by the Investor, shall prepare and present the notice (“CADE’s Notice”) deemed necessary for obtaining the necessary approval for performance of the Operation with CADE (“CADE’s Approval”). The Parties hereby agree to abstain from the performance of the Operation and protect the competition conditions until CADE’s final decision, including lapse of the period for request of suspension of fifteen (15) days after the publication of such approval, as set forth in applicable Law in force. For purposes of clarification, the Investor and the respective advisors shall ensure full and unconditional access and participation, however the case may be, by the advisors of the Easynvest Shareholders with respect to all information, communications, interactions and meetings with BACEN.

(i)

Cooperation between the Parties. The Parties shall cooperate with each other in the preparation of the CADE’s Notice and shall deliver each other all information and documentation deemed reasonably required in this regard, in order to comply, on a timely basis, with the requests submitted by CADE. The Parties shall provide, as soon as possible, however, under any circumstance, within the term defined by CADE, all information and inquiries presented by CADE.

(ii)

Disclosure Commitment. The Investor shall disclose to the other Parties immediately after the registry of the CADE’s Notice and upon obtaining of the CADE’s Approval, and shall also maintain the other Parties always informed with respect to the progress of the process and any communications submitted to CADE in relation to the Operation (including the provision of copies of the respective request and such communications, provided that requested by the respective Party).

(iii)

Registry Costs. All costs in connection with the registry of the CADE’s Notice, including the applicable registry fees, shall be assumed in the proportion of fifty percent (50%) by the Investor and fifty percent (50%) by the Easynvest Shareholders. However, each Party shall assume the costs relating to the attorneys’ fees incurred with the respective legal advisors.

5.9.    Regulatory Approvals. Without prejudice to the provisions set forth in Clauses 5.7 and 5.8 above, in the event of a final decision issued by CADE and/or BACEN not approving the Operation in connection with this Agreement, the provisions set forth in Clause 11.2(ii) shall be adopted; however, provided that, in the event CADE and/or BACEN has bound the approval of the Operation to the compliance with or performance of, however the case may be, measures (in terms of structure or behavior), obligations or commitments that are not deemed Material Changes, the Parties and/or the Intervening Consenting Parties or the other signatories of this Agreement, however the case may be, as deemed responsible for the performance of such measures, obligations or commitments, shall implement them under the terms and conditions established by the Governmental Authority, for the purposes of obtaining of the regulatory approvals, not subject to the termination of the Agreement or any other adjustment to the Closing Acquisition Price. In the event the decision issued by CADE and/or BACEN has bound the approval of the Operation to the performance of or compliance with, however the case may be, the conditions deemed Material Changes, the Easynvest Shareholders, holding more than sixty-five percent (65%) of the Easynvest Shares on the Signature Date and the Investor shall, in good faith, discuss the possible performance of such measures, obligations or commitments, by undertaking the best efforts focused on the completion of the Operation, taking into consideration, however, if an agreement is not achieved after the undertaking of reasonably commercial efforts, any of the Parties may terminate this Agreement under the terms set forth in Clause 11.2(ii) below. Under any circumstance, in the event the Party subject to the performance of such conditions (or is directly or indirectly impacted by the performance of such conditions) has elected, at the Party’s exclusive discretion, to accept the conditions imposed by CADE and/or BACEN, however the case may be, so that the Operation is approved by the respective body, the provisions set forth in Clause 11.2(ii) below are not applicable.

5.10.    Business Conduction. Between the Signature Date and the Closing Date or termination of this Agreement (“Transition Period”), in conformity with the provisions set forth in applicable Laws in force, the Easynvest Shareholders agree to ensure that the Easynvest Companies are able to conduct the activities in the Normal Course of Business, without any relevant changes in the activities in relation to the past practices, not including any operation (or perform any act or activity) not commonly carried out in the course of business, including the payment of all Taxes and performance of all other obligations relating to the businesses and activities of the Easynvest Companies. In addition, without prejudice to the provisions set forth in this Clause 5.10, during the Transition Period, except as expressly set forth in this Agreement, the Easynvest Shareholders agree to ensure that, during the Transition Period, the Easynvest Companies abstain from performing or carrying out one of the following corporate acts:

(i)

spin-off, merger, transformation, incorporation, incorporation of shares, corporate operation similar to the abovementioned operations that is structured by means of acquisition or disposal of assets (including the businesses conducted by any Person), or any other type of corporate reorganization involving, directly or indirectly, the Easynvest Companies, except if otherwise set forth in this Agreement (including the Corporate Reorganization);

(ii)

acquisition, transfer, creation of Encumbrance, subscription and/or payment of any equity interest and/or marketable securities or establishment of joint ventures, consortia or associations of any type, except for the acquisition of Vérios, provided that such operation is closed in the form previously set forth in SPA Vérios;

(iii)

issuance of new notes representing the capital of the Easynvest Companies or marketable securities, except for (a) any possible capitalization of the earnings through the Closing Date, in line with the last balance sheet or trial balance sheet of the Easynvest Companies; (b) exercise of the Easynvest Option Plan to be exercised or cancelled through the Closing Date; and (c) capital increases in the amount of up to twelve million reais (R$12,000,000.00) relating to SPA Vérios, except for the capital increases arising from the regulatory requirements set forth in applicable Law in force;

(iv)	any change in the accounting methods or accounting practices adopted by the Easynvest Companies, except as set forth in applicable Laws in force and the Accounting Principles;

(v)

contracting of any loan or financing or assumption of any debt, financing, loan or obligation exceeding fifty thousand reais (R$50,000.000), limited to a period of thirty (30) days, considering a single act or operation or a number of related acts or operations;

(vi)

acquisition or disposal of any fixed assets or any investment or capital expenditure exceeding, individually or in conjunction with related operations, fifty thousand reais (R$50,000.00), except if (x) performed in the Normal Course of Business of the Easynvest Companies and also limited to three hundred thousand reais (R$300,000.00), limited to a period of thirty (30) days; or (y) arising from the obligations assumed in SPA Vérios, provided that limited, under any circumstance, to twelve million reais (R$12,000,000.00);

(vii)	approval of the corporate acts that imply waiver and/or restriction of the rights, considering a single act or operation or a number of related acts or operations;

(viii)	performance of any Withdrawal, except for the Authorized Withdrawals;

(ix)	signature, termination or amendment to any agreements entered into between the Easynvest Companies, the Easynvest Shareholders and/or any of the Related Parties;

(x)	performance of any payment or assumption of any debt or obligation on behalf of any Easynvest Shareholder and/or any of the Related Parties thereof;

(xi)	reduce or extend the term for payment of any receivables or settle the obligations of the Easynvest Companies differently from the provisions set forth in the respective agreements;

(xii)

any distribution of dividends, payment of interest on capital, bonuses, or any type of cash distribution, including any distribution and payment to the shareholders, by virtue of redemption, amortization, repurchase of shares and/or capital reduction of the Easynvest Companies;

(xiii)	any change in the financial and tax policies, except for the changes for purposes of compliance with the requirements resulting from the changes in applicable Laws in force;

(xiv)	change in the current contractual terms with the external auditor;

(xv)	creation of any type of Encumbrance in relation to any assets, properties or rights of the Easynvest Companies or the shares or quotas held by the Easynvest Companies, as applicable;

(xvi)	provision or concession of any guarantee to Third Parties or any Related Parties of the Easynvest Companies;

(xvii)

signature of any accord, instrument or agreement, orally or in writing, documented or not, between the Easynvest Companies and any third parties (including the Governmental Authorities), which would represent any significant restriction to the Businesses or any other activities performed by the Easynvest Companies, including, but not limited to, exclusivity, non-competition and/or non-competition with third parties;

(xviii)

signature, termination, cancellation, suspension or change, directly or indirectly, of any accord, instrument or agreement, orally or in writing, documented or not, between the Easynvest Companies and any third parties (including the Governmental Authorities), which represent obligations to any of the Easynvest Companies in an amount equivalent to or above ten thousand reais (R$10,000.00), or that would significantly impact the activities carried out by the Easynvest Companies. In the event such operations are carried out in the Normal Course of Business of the Easynvest Companies, the limit set forth herein shall be (a) one hundred thousand reais (R$100,000.00) per accord, instrument or agreement, and (b) one million reais (R$1,000,000.00) in the same period of thirty (30) days based on the sum of the accords, instruments or agreements;

(xix)

(a) increase, or announcement of increase, of the salaries/compensation, bonus, incentives, payments or any other type of benefit or compensation payable by the Easynvest Companies to any of the respective employees, executive officers, directors, consultants or service providers; and (b) signature of any collective agreement or any other agreement or accord that addresses the compensation of the Easynvest Companies’ employees, in both case, except if in the Normal Course of Business or as set forth in applicable Law in force;

(xx)	any amendment to the bylaws or articles of association of the Easynvest Companies, as applicable, except for the Corporate Reorganization;

(xxi)

increase or decrease of the Easynvest Companies’ capital, except for the capital increase in the amount of up to two million reais (R$12,000,000.00) relating to SPA Vérios, and provided that the capital increases resulted from the regulatory requirements set forth in applicable Law in force;

(xxii)

dissolution, liquidation or request for judicial or extrajudicial recovery, or declaration of self-bankruptcy of the Easynvest Companies, considering that, in the event the Investor has not expressly prohibited such acts during the Restriction Period, the Investor shall not refer to the provisions set forth in Clause 11.2(iv);

(xxiii)

any expenses incurred with marketing in an individual or combined value (more than one operation within the period of thirty (30) days) in an amount equivalent to or higher than four million and five hundred thousand reais (R$4,500,000.00);

(xxiv)	free settlement of any debt or third-party obligation with the Easynvest Companies, including any Related Party;

(xxv)	change of the fiscal year of any of the Easynvest Companies;

(xxvi)	transfer, licensing, burden or concession of any rights or licenses of the Intellectual Property Rights owned by Easynvest;

(xxvii)

signature of any agreement, or filing of any appeal or claim in connection with any dispute involving the Easynvest Companies or any asset, property or right relating to the Easynvest Companies, (a) except for the Normal Course of Business; and/or (b) limited to one hundred thousand reais (R$100,000.00) in the total during the period of thirty (30) days;

(xxviii)	any promise or commitment to undertake any of the acts set forth in this Clause 5.10.

5.11.    Exceptions. The Parties agree that the following shall not be deemed acts, actions and/or resolutions subject to the limitation set forth in Clause 5.10 and, therefore, shall not be subject to any previous approval by the Investor: (i) the provisions set forth in Clause 5.10(iii), in relation to the exercise of the stock options that shall be settled through the Closing Date, under the terms of the Easynvest Option Plan; and (ii) the provisions set forth in Clauses 5.10(v), 5.10(xv), in relation to the following acts, provided that carried out in the Normal Course of Business, as set forth in applicable Laws to which the Easynvest Companies are subject (including the Risk Management Guide of B3’s Settlement and Liquidation Chamber): (a) the acquisition, assignment, loan, transfer and/or disposal of the marketable securities; (b) the provision of guarantees by the Easynvest Companies in conformity with applicable Law in force to which the Easynvest Companies are subject to or, in addition, on behalf of the clients, provided that limited to thirty million reais (R$30,000,000.00).

5.12.    Approval by the Investor. The Investor may approve, on an extraordinary basis, the practice of any of the corporate acts described in Clause 5.10. The approval by the Investor shall always be granted in writing, within five (5) Business Days as from the delivery of the request in writing, under the terms set forth in Clause 13.1. Such approval shall not be refused, postponed or bound to any condition without any reasonable reason. In the event the Investor is not able to respond during the abovementioned period, the Easynvest Companies may perform the respective act, provided that the performance of such act is not considered a violation of the obligations set forth in this Agreement.

5.13.    Access to Information. As from the Signature Date and through the Closing Date or termination of this Agreement (inclusive), exclusively for purposes of monitoring of the activities of the Easynvest Companies, preparation of the Closing and verification of the performance by the Easynvest Companies and the Easynvest Shareholders of the obligations relating to the conduction of the abovementioned businesses, and always in conformity with the criteria and limitations imposed by the applicable Laws in force, the Easynvest Shareholders shall ensure that the Easynvest Companies: (i) grant, to the Investor and representatives thereof, access, during business hours, to the facilities, books and records, so that the Investor is able to begin the planning with respect to the synergies of the activities of the Easynvest Companies, and the operations of the Investor and its Affiliates; (ii) submit, as requested, on a reasonable basis, the financial, legal and operational information of the Easynvest Companies; and (iii) provide possible communication submitted by BACEN relating to the approval of the Corporate Reorganization. Similarly, the Parties agree that, as from the Signature Date to the Closing Date or termination of this Agreement (inclusive), Nu Holdings, the Investor and the Guarantor shall submit, on a monthly basis, to the Easynvest Shareholders, the copies of the same materials that are currently provided to the Nu Holdings’ shareholders qualified as major investors in the Nu Holdings’ corporate documents.

(i)

Independence. The Parties agree that, notwithstanding the provisions set forth in Clause 5.13 above, the Investor shall not have any management power, or influence over the management or administration of the Easynvest Companies before the Closing Date. In addition, the Parties and the Intervening Consenting Parties agree to not exchange sensitive information and that the Investor and the Guarantor, on one side, and the Easynvest Companies and the Easynvest Shareholders, on the other side, shall remain fully independent.

(i)

Confidentiality. The information obtained under the terms set forth in Clause 5.13 above shall be subject to the rules set forth in Clause 10.1, and shall not be used for purposes other than those provided for in this Agreement.

6.    CLOSING

6.1.    Closing. The effective and valid implementation and completion of the Operation (“Closing”) shall take place within fifteen (15) days counted as from the performance (or waiver, as applicable) of the last of the Suspensive Conditions, as informed by any of the Parties, which shall be preferably on the last day of the respective month, or on any other date as jointly agreed by the Parties (“Closing Date”), at the head office of law firm Pinheiro Neto Advogados, at Rua Hungria, 1100, or any other location jointly agreed by the Parties.

6.2.    Closing Acts. In the Closing, the Parties shall perform and ensure the performance of the following acts (“Closing Acts”):

(i)

delivery, by the Easynvest Shareholders to the Investor, of the statement in writing declaring that: as set forth in Clause 7.5, (i) the Essential Representations and Guarantees provided by the Easynvest Shareholders are true, correct and complete, in all material respects, on the Closing Date, except for the representations and guarantees in relation to any specific date (which shall remain true, correct and complete, in all material respects, on such date); (ii) the other representations and guarantees provided by the Easynvest Shareholders in conformity with the provisions set forth in Clauses 7.1 and 7.2 are true, correct and complete, in all material respects, on the Closing Date, except for the representations and guarantees in relation to any specific date (which shall remain true, correct and complete, in all material respects, on such date); and (iii) the Parties’ Suspensive Conditions, under the terms set forth in Clause 5.1, and the Investor’s Suspensive Conditions described in Clause 5.3, were complied with or waived, however the case may be;

(ii)

delivery, by the Investor to the Easynvest Shareholders, of the statement in writing declaring that: as set forth in Clause 7.5, (i) the Essential Representations and Guarantees provided by the by the Investor, Nu Holdings and the Guarantor are true, correct and complete, in all material respects, on the Closing Date, except for the representations and guarantees in relation to any specific date (which shall remain true, correct and complete, in all material respects, on such date); (ii) the other representations and guarantees provided by the Investor, Nu Holdings and the Guarantor in conformity with the provisions set forth in Clauses 7.3 and 7.4 are true, correct and complete, in all material respects, on the Closing Date, except for the representations and guarantees in relation to any specific date (which shall remain true, correct and complete, in all material respects, on such date); and (iii) the Parties’ Suspensive Conditions, under the terms set forth in Clause 5.1, and the Easynvest’s Suspensive Conditions described in Clause 5.2, were complied with or waived, however the case may be.

(iii)

Termination of agreements. The Easynvest Shareholders’ Agreements and the Pledge Agreement shall be terminated by the Easynvest Shareholders, subject to full, general, complete and irrevocable settlement of any outstanding obligation to the Easynvest Companies, the Investor and any of the Affiliates, in which case the respective Encumbrances imposed on any shares and/or quotas of the Easynvest Companies shall be cancelled.

(iv)

Payment of the Closing Acquisition Price. In conformity with the provisions set forth in Clause 4.2(ii)(1) and Clause 6.4, the Investor shall perform the full payment of the Closing Acquisition Price, in cash, on the Closing Date, upon transfer of the immediately available funds to the bank accounts of the Easynvest Shareholders, considering the amounts and proportions described in Clause 3.4.

(v)

Issuance of the Nubank Shares. As set forth in Clause 4.2(ii)(1) and Clause 6,4, Nu Holdings shall issue the Nubank Shares, as well as register the ownership on behalf of the Easynvest Shareholders, upon the Payment of the Nubank’s Shares by the Easynvest Shareholders, under the terms set forth in item (vii) below, including the adoption of all applicable and necessary measures to ensure the effective transfer and registry of the ownership of the Nubank Shares on behalf of the Easynvest Shareholders.

(vi)

Investment Documents of Nubank’s Shares. As set forth in Clause 4.2(ii)(1) and Clause 6.4, the following documents shall be signed on the Closing Date: (i) Series F-2 Preferred Share Purchase Agreement, mainly under the terms set forth in the draft included in the form of “Annex 6.2(vi)(1)”, (ii) Investor’s Right Agreement mainly under the terms set forth in the draft included in the form of “Annex 6.2(vi)(2)”, and (iii) Shareholders’ Agreement, mainly under the terms set forth in the draft included in the form of “Annex 6.2(vi)(2)” (collectively, the “Investment Documents of Nubank’s Shares”). Similarly, Nu Holdings shall deliver to the Easynvest Shareholder the 10th Amended and Restated Memorandum and Articles of Association, mainly under the terms set forth in the draft included in the form of “Annex 6.2(vi)(4)”, valid and in effect.

(vii)

Payment of the Nubank Shares. Each of the Easynvest Shareholders shall perform the payment relating to the payment of the Nubank Shares, in US dollar, as set forth in Clause 4.2(ii)(1) of this Agreement.

(viii)

Transfer of the Easynvest Shares. The signature of the terms for the transfer of the shares in the Transfer Book of Registered Shares of Easynvest Participações, Easynvest Holding Financeira, the Broker and Easycred, if applicable, reflecting the transfer of the Easynvest Shares by the Easynvest Shareholders to the Investor, and the registry, in the Registry Book of Registered Shares of Easynvest Participações, Easynvest Holding Financeira, the Broker and Easycred, if applicable, of the Easynvest Shares on behalf of the Investor.

(ix)

Resignation and Settlement. Delivery of the resignation and settlement terms of the directors and executive officers of the Easynvest Companies mentioned in “Annex 6.2(ix)(1)” in relation to the respective positions, under the terms set forth in the draft attached hereto in the form of “Annex 6.2(ix)”.

(x)

Election of the new members. Election and signature of all documents deemed necessary so that the persons indicated by the Investor are appointed and elected as the Executive Officers of the Easynvest Companies.

(xi)

Revocation of proxies. Through the Closing Date, except if otherwise expressly indicated by the Investor, the Easynvest Shareholders shall provide to the Investor the confirmation of the revocation of all public or private proxies granted by the Easynvest Companies, as described in “Annex 6.2(xi)”.

(xii)

Corporate and accounting books. The Easynvest Shareholders shall deliver to the Investor all corporate books, reflecting the ownership of the Easynvest Shareholders with respect to the Easynvest Shares, and the accounting books of the Easynvest Companies.

(xiii)

Charge over Shares in Nu Holdings Ltd. and Purchase Deed. Signature of the Charge Over Shares in Nu Holdings Ltd., included herein in the form of Annex 6.2(xiii)(1), whereby the Easynvest Shareholders shall pledge the percentages indicated in “Annex 6.2(xiii)(2)” of the Nubank Shares on behalf of the Investor in order to guarantee any Losses in connection with this Agreement and that have been incurred by any Investor Indemnified Party (“Charge Over Shares in Nu Holdings Ltd.”).

(xiv)

Approval of the Accounts. The Easynvest Shareholders shall present to the Investor the following corporate acts approving the management accounts for the year ended 2019, base date of August 31, 2020, of the Easynvest Companies, duly registered with JUCESP.

(xv)

Related Parties’ Obligations. Except for the provisions set forth in “Annex 6.2(xv)”, on the Closing Date, there shall be no instruments, agreements or accords in effect, or outstanding obligations, between the Easynvest Companies, on one side, and/or any Related Parties, on the other side. All accords, agreements, amendments, current accounts, loans and other obligations between the Easynvest Companies and any of the Related Parties, documented or not, have been duly settled, without resulting, from the settlement of these obligations, in any contingency or negative impact against the Easynvest Companies or the Investor, including any accounting, tax, labor or social security contingency or impact.

(xvi)

Certificate of Withdrawals. The Easynvest Shareholders shall deliver a certificate to the Investor informing the Withdrawals and/or Authorized Withdrawals between August 31, 2020 and the Closing Date, including a detailed description of the nature and corresponding values.

(xvii)

Other Measures. The Parties shall enter into any other documents and shall undertake any and all measures deemed necessary or convenient to perform the Closing and the implementation of the Operation as set forth herein.

6.3.    Concurrent Acts in the Closing. As set forth in Clause 4.2(ii)(1) and Clause 6.4, all acts and events set forth in this Chapter 6 shall be considered as concurrently performed, in which case the omission of any of these acts shall invalidate all other acts, in which case, the Parties shall enter into any and all documents, as well as undertake any act to reverse such act to the previous condition, including, but not limited to, the immediate return of any amounts eventually transferred by the Investor for the payment of the Closing Acquisition Price, taking into account that, in the event such transfer is not performed on the same day, the Adjustment for Inflation shall be applied on the amount transferred through the effective date of return of the funds to the Investor, without prejudice to the application of the other fines set forth in this Agreement. In addition, the Parties agree that no act or event of the Closing shall be deemed valid until performance of all Suspensive Conditions (or otherwise lawfully waived).

6.4.    Closing, at the Investor’s discretion, and violation of the Closing Acts by the Easynvest Shareholders. As set forth in Clause 6.4.1 below, in the event of non-payment of the Payment of the Nubank’s Shares by any of the Easynvest’s Shareholder, the Investor may perform, however is not obligated to, the Operation Closing upon the payment of the Closing Acquisition Price to the Easynvest Shareholders as set forth in this Agreement, although all Closing Acts have not been performed, in conformity with the provisions set forth in this Agreement. In this case, the event of default, for all purposes and effects of this Agreement, shall be deemed realized and (1) the Investor (a) shall maintain all rights and assumptions set forth in this Agreement against the Easynvest Shareholders that have violated the obligations of Payment of the Nubank’s Shares, without considering the Closing as a novation or any change in the commitments and obligations set forth in this Agreement; (b) shall be the sole and exclusive holder of the Easynvest Shares, without any Encumbrances, including all rights inherent thereto, upon the signature of the respective transfer terms, under the terms set forth in Clause 6.2(viii); and (c) the Easynvest Shareholders that have not performed any of the Closing Acts shall be subject to (aa) the obligation to perform such acts and commitments, under the terms set forth in this Agreement, and (bb) the fines set forth in this Agreement, including, but not limited to, the provisions set forth in Clause 4.2(ii)(1), not subject to any additional notice by the Investor in this regard, except if otherwise set forth in Clause 4.2(ii)(1); and (2) (aa) Nu Holdings shall not issue the Nubank Shares to the respective Shareholder until the Payment of the Nubank’s Shares has been performed in the bank account of Nu Holdings, under the terms set forth in “Annex 4.2(ii)(2)”, limited to, under any circumstance, to the term of twenty (20) days counted as from the termination of the Resolution Term (except in the event of Atlas or any Advent Affiliate, in which case the term shall be counted as from the Closing Date), in which case the Easynvest Shareholder that has not performed the obligation of Payment of the Nubank’s Shares shall no longer be entitled to the right to subscribe the Nubank Shares, at the Investor’s discretion, under the terms set forth in Clause 4.2(ii)(1), and (bb) the Investment Documents of Nubank’s Shares shall not be signed, until the respective Easynvest Shareholder has performed the Payment of the Nubank’s Shares. For purposes of clarification, the provision set forth in this Clause 6.4 shall not be applicable to the Easynvest Shareholder that has complied with the respective obligations, as set forth in this Agreement, on the Closing Date.

6.4.1    The Investor shall not be entitled to the right to not perform the Closing, under the terms set forth in Clause 6.4 above, in the event Atlas (or any Advent Affiliate) has performed the payment, in which case the Closing shall be performed as set forth in this Agreement, regardless of the default by the other Easynvest Shareholders, without prejudice to the applicable procedures and fines, under the terms of this Clause 4.2(ii)(1) and Clause 6.4, to the Easynvest Shareholders that have not complied with the obligation of Payment of the Nubank’s Shares.

6.5.    Proxy for Transfer of Shares. As set forth in Clause 6.2(viii) and Clause 6.4 above, subject to the effective payment of the Closing Acquisition Price, the Easynvest Shareholders appoint, on an unconditional and irrevocable basis, the Investor as the attorney-in-fact thereof, under the terms set forth in article 684 of the Civil Code, regardless of the authorization of or consultation to the Easynvest Shareholders, to represent the Easynvest Shareholders, inclusive in the signature of the transfer term and other documents deemed necessary to the documentation of the Acquisition of the Easynvest Shares on the Closing Date, as well as undertake all other necessary acts for purposes of performance of the provisions set forth in this Clause, including the signature of any documents prepared for purposes of compliance with any requirement relating to the registry of the corporate acts set forth in this Agreement. The Easynvest Companies and the executive officers thereof agree to perform, on the Closing Date, all applicable acts for the performance of such transfer, and the Easynvest Shareholders agree to undertake all necessary acts in order to ensure that the Easynvest Companies are able to perform the transfer.

7.    REPRESENTATIONS AND GUARANTEES

7.1.    Representations and guarantees of the Easynvest Shareholders before each other and the Agreement. The Easynvest Shareholders, individually and not jointly, acknowledge and ensure to the Investor that the representations and guarantees provided in “Annex 7.1” are true, complete and correct as of the date hereof and on the Closing Date, in all material respects.

7.2.    Representations and guarantees of the Easynvest Shareholders before the Easynvest Companies. The Easynvest Shareholders, individually and not jointly, acknowledge and ensure to the Investor that the representations and guarantees provided in “Annex 7.2” are true, complete and correct as of the date hereof and on the Closing Date, in all material respects.

7.3.    Representations and guarantees of the Guarantor before Nu Holdings and the Investor. The Investor acknowledges and ensures to the Easynvest Shareholders that the representations and guarantees provided in “Annex 7.3” are true, complete and correct as of the date hereof and on the Closing Date, in all material respects.

7.4.    Representations and operational guarantees of the Investor before the Guarantor, Nu Holdings and the Investor. The Investor acknowledges and ensures to the Easynvest Shareholders that the representations and guarantees provided in “Annex 7.4” are true, complete and correct as of the date hereof and on the Closing Date, in all material respects.

7.5.    Update of the Disclosure Letter. To the extent that any subsequent fact or circumstance takes place after the Signature Date, and provided that the occurrence of such fact or circumstance has not resulted from the violation of the obligations described in Clause 5.10, (i) by the Easynvest Shareholders, under the terms set forth in Clauses 7.1 and 7.2; or (ii) by the Investor, under the terms set forth in Clauses 7.3 and 7.4; and before the Closing Date, which would represent a change to the respective representation and guarantee, or any section of the Disclosure Letter or inclusion of a new section of the Disclosure Letter (in the event of absence of any original section), the Easynvest Shareholders or the Investor, however the case may be, may update the respective sections of the Disclosure Letter, so that these sections are true and correct, in all material respects, on the Closing Date.

8.    INDEMNITY OBLIGATIONS

8.1.    Responsibility of the Easynvest Shareholders. As set forth in this Clause 8.1, the Easynvest Shareholders, in conformity with the proportions described in Clause 8.2, shall indemnify, protect, exempt and hold harmless the Investor and, after the Closing, the Easynvest Companies, the Affiliates thereof (including, but not limited to, Nu Holdings), as well as the respective shareholders, executive officers, directors, employees, and authorized successors and assignees (“Investor Indemnified Party”), for Losses incurred and/or suffered by an Investor Indemnified Party, provided that exclusively related to the following acts:

(i)

false, omitted, incorrect, inaccurate or violated representations and guarantees provided under the terms set forth in Clauses 7.1 and 7.2 above. The Easynvest Shareholders acknowledge and agree that any condition set forth in the representations and guarantees provided for in Clauses 7.1 and 7.2 above (including materiality, knowledge and similar conditions) shall be disregarded for the purposes of this Clause 8.1, provided that, for the purposes set forth in this Clause 8.1, the representations and guarantees provided in such Clauses shall be read as if the conditions were not written;

(ii)

total or partial non-compliance with the obligations, covenants and commitments assumed by the Easynvest Shareholders or the Easynvest Companies in this Agreement and/or any other document expressly referred to in this Agreement as part of the Operation;

(iii)

acts, facts, events and omissions relating to the Easynvest Companies, or the respective activities thereof, which generating event has taken place through (inclusive) the Closing Date, regardless of being reflected in the Annexes hereto or the Disclosure Letter, or informed to the Investor (inclusive in the context of the audit conducted by the Investor in the Easynvest Companies);

(iv)

implementation of the Corporate Reorganization and acquisition of Vérios (regardless of the closing of the acquisition of Vérios to be performed before or after the Closing Date) in the event that, in relation to the acquisition of Vérios, an Investor Indemnified Party is not able to receive the applicable indemnities, as set forth in SPA Vérios;

(v)

liabilities or contingencies relating to the Easynvest Shareholders and/or Affiliates thereof (except for the Easynvest Companies before the Closing), including, but not limited to, Startz Tecnologia e Comunicação Ltda., which may be required by any Investor Indemnified Parties, if deemed jointly responsible for such liability or contingency under applicable Law in force.

8.2.    Individual or Proportional Indemnity Responsibility. The Parties agree that the obligation assumed by the Easynvest Shareholders to indemnify an Investor Indemnified Party shall be:

(i)

individually, and not jointly, in relation to the eventually payable indemnities (a) under the terms set forth in Clauses 8.1(ii) and 8.1(v) above, in which case each of the Easynvest Shareholders shall respond individually for the possible violation of the obligations or contingencies, under the terms set forth in this Agreement; and (b) in relation to the respective individual representations, under the terms set forth in Clause 8.1(1);

(ii)

proportionally, according to the percentages described in Annex 8.2(ii), (a) in relation to the indemnities under the terms set forth in Clause 8.1(ii), solely with respect to the violation of the obligations by the Easynvest Companies; (b) in relation to the indemnities under the terms set forth in Clause 8.1(iv); and (c) in relation to the indemnities payable under the terms set forth in Clause 8.1(i), in relation to the representations and guarantees provided in relation to the Easynvest Companies, and Clause 8.1(iii).

8.3.    Limitations of the Indemnity Obligations. The obligation assumed by the Easynvest Shareholders to indemnify an Investor Indemnified Party in conformity with Clause 8.1 shall be subject to the following rules:

(i)

De Minimis. The Easynvest Shareholders shall solely indemnify any Loss if and when the individual value of such Loss (or in conjunction with similar matters related to the same event or cause) exceeds the amount of ten thousand reais (R$10,000.00) (“De Minimis”). For purposes of clarification, no Loss, which individual value is below the De Minimis, shall be indemnified under the terms set forth in Clause 8.1 hereof.

(ii)

Basket. The Investor Indemnified Party shall not be entitled to any indemnity until the total value of indemnifiable Loss payable by the Easynvest Shareholders exceeds the total value of one million and five hundred reais (R$1,500,000.00) (“Basket Amount”). When the Basket Amount is exceeded, the Investor Indemnified Party may recover all Losses, considering the first Real, in which case the payment shall be performed each time the total accumulated Losses has achieved the value of the Basket Amount. The Parties agree that, although the Basket Amount has not been achieved, the Investor Indemnified Parties shall recover all Losses, considering the first Real, after the first (1st) anniversary of the Closing Date, which procedure shall be adopted on an annual basis, in the event the Basket Amount has not been achieved in such period.

(iii)

Cap. Notwithstanding any opposite provision set forth in this Agreement, the maximum indemnity value requested by the Investor Indemnified Parties shall be limited to the value of one hundred million reais (R$100,000,000.00) (“Cap”), except for the Losses arising from default or bad faith of the Easynvest Shareholders or violation of the Essential Representations of the Easynvest Shareholders, in which case the Cap shall be equivalent to the Closing Acquisition Price. For purposes of clarification, in the event any Investor Indemnified Party has incurred any Loss arising from default or bad faith of the Easynvest Shareholders or violation of the Essential Representations of the Easynvest Shareholders, the value payable to the Investor (i) shall not be calculated for purposes of achievement of the Cap, and (ii) under no circumstance, including the Losses calculated for purposes of Cap, the maximum indemnity value payable by each Easynvest Shareholder shall exceed the Closing Acquisition Price effectively received by the respective Easynvest’s Shareholder.

(iv)

Proportionality to the Closing Date. In the event the Investor or any Investor Indemnified Party incurs any indemnifiable Loss under the terms set forth in Clause 8.1, which generating event has taken place before the Closing Date and has been maintained after the Closing Date, the indemnity payable by the Easynvest Shareholders for such Loss shall always be proportional to the period up to the Closing Date (inclusive).

(v)

Time. The obligation to indemnify assumed by the Easynvest Shareholders, as determined under the terms set forth in Clause 8.1, shall remain valid for three (3) years as from the Closing Date, except for Losses relating to any tax and/or social security matters relating to the Easynvest Option Plan and/or the Easynvest’s Phantom Share Plan and/or the Carlos Option Agreement, considering the term of six (6) years as from the Closing Date. For purposes of clarification, the indemnity obligations of the Easynvest Shareholders for any Loss in relation to which an Indemnity Notice or Third Party’s Indemnity Notice has been delivered before the end of the respective survival term shall remain valid to the final resolution of the indemnity under discussion.

(vi)	Adjustment to Inflation. De Minimis, Basket Amount and Cap shall be subject to Adjustment for Inflation, on an annual basis, as from the Signature Date.

(vii)

Fine and Interest in Arrears. The interest in arrears imposed on the payment of the indemnities within the terms set forth herein shall subject the Easynvest Shareholders to the payment of the respective indemnity, plus fine of two percent (2%) on the outstanding and unpaid amount, in addition to the Adjustment for Inflation based on the positive variation of the IPCA rate (from the payment date of the respective Loss to the effective payment date) and interest in arrears of one percent (1%) per month (from the payment date of the respective Loss to the effective payment date). For purposes of clarification, the fine and adjustment for inflation referred to herein are not applicable in the event any amounts are not payable by virtue of any inquiry of the amount or obligation, provided that such inquiry has been reasonable submitted in good faith, in conformity with the legal procedures set forth in this Agreement. Accordingly, the charges set forth herein shall solely be applied if, as from the date such inquiry has been duly resolved, according to the procedures established under the terms set forth in this Agreement, the Parties have not complied with the payment obligations.

8.4.    Investor’s Responsibility. As set forth in this Clause 8.4, specifically in relation to the limitations set forth in Clause 8.5, the Investor, Nu Holdings and the Guarantor shall be jointly responsible to indemnify the Easynvest Shareholders, the Affiliates thereof, as well as the respective shareholders, executive officers, directors, employees, and successors and authorized assignees (“Easynvest Indemnified Party”), for the Losses incurred and/or suffered by the Easynvest Shareholders or any Easynvest Indemnified Party by virtue of:

(i)

false, omitted, incorrect, inaccurate or violated representations and guarantees provided under the terms set forth in Clauses 7.3 and 7.4 above, considering any condition set forth in the representations and guarantees provided for in Clauses 7.3 and 7.4 above (including materiality, knowledge and similar conditions) shall be disregarded for the purposes of this Clause 8.4, provided that, for the purposes set forth in this Clause 8.4, the representations and guarantees provided in such Clauses shall be read as if the conditions were not written;

(ii)

total or partial non-compliance with the obligations assumed by the Investor, Nu Holdings or the Guarantor in this Agreement and/or any other document expressly referred to in this Agreement as part of the Operation;

(iii)

liabilities or contingencies relating to the Investor, Nu Holdings and/or Affiliates thereof, which may be required directly by any Easynvest Indemnified Parties (excluding, under any circumstance, any indirect Losses or Losses arising from the fact that the Easynvest Shareholders became the shareholders of Nu Holdings and/or upon verification of indemnifiable Losses by the Easynvest Shareholders under the terms set forth in Clause 8.1), in the event the Easynvest Shareholders are deemed jointly responsible for such liability or contingency under applicable Law in force.

8.5.    Limitations of the Indemnity Obligations. Notwithstanding anything to the contrary in this Agreement, the indemnification obligations assumed by Investor shall be subject, mutatis mutandis, to the provisions of Clause 8.3, above.

(i)

Fine and Interest in Arrears. The interest in arrears imposed on the payment of the indemnities within the terms set forth herein shall subject the Investor, Nu Holdings and the Guarantor, on a jointly basis, to the payment of the respective indemnity, plus fine of two percent (2%) on the outstanding and unpaid amount, in addition to the Adjustment for Inflation based on the positive variation of the IPCA rate (from the payment date of the respective Loss to the effective payment date) and interest in arrears of one percent (1%) per month (from the payment date of the respective Loss to the effective payment date). For purposes of clarification, the fine and adjustment for inflation referred to herein are not applicable in the event any amounts are not payable by virtue of any inquiry of the amount or obligation, provided that such inquiry has been reasonable submitted in good faith, in conformity with the legal procedures set forth in this Agreement. Accordingly, the charges set forth herein shall solely be applied if, as from the date such inquiry has been duly resolved, according to the procedures established under the terms set forth in this Agreement, the Parties have not complied with the payment obligations.

8.6.    Procedure for Direct Indemnity between the Parties. In the event any Party (“Indemnified Party”, which means the Easynvest Indemnified Parties or the Investor Indemnified Parties, however the case may be) is entitled to the right to request a direct indemnity (“Direct Claim”) from the Easynvest Shareholders, or the Investor, Nu Holdings or the Guarantor, however the case may be (“Indemnifying Party”), the payment of the amounts due by the Indemnifying Party shall be performed according to the procedures set forth in this Clause 8.6 and subitems.

(i)

The Indemnified Party shall notify the Indemnifying Party, informing, in reasonable detail, the reasons based on which the Indemnified Party believes to have incurred or suffered any Loss, and shall attach to the notice all documents and information that support such understanding (“Indemnity Notice”). The Indemnifying Party shall, within thirty (30) days as from the receipt of the Indemnity Notice, respond to the notice, in writing, informing to the Indemnified Party if and to what extent: (a) the Indemnifying Party agrees with the responsibility for the payment of the Loss under discussion; or (b) the Indemnifying Party does not agree with the responsibility for the payment of the Loss under discussion. Whenever the Indemnifying Party has submitted a notice informing the disagreement with the responsibility for the payment of the Loss, the Parties shall meet, within the following ten (10) Business Days, to achieve, in good faith, an agreement with respect to the claim relating to such Loss. In the event the Parties are not able to achieve an amicable agreement with respect to the responsibility for the payment of the Loss, the Indemnified Party may file an arbitration proceeding, under the terms set forth in this Agreement. The arbitration award shall be final and binding to the Parties. In the event the Indemnifying Party has failed to submit any comment within thirty (30) days as from the receipt of the Indemnity Notice, the Indemnifying Party shall be deemed to have fully accepted the responsibility for the Loss.

(ii)

The Loss by the Indemnifying Party to the Indemnified Party shall be paid within, at most, fifteen (15) Business Days from the (a) submission of the response to the Indemnity Notice, in the event the Indemnifying Party agrees with the responsibility for the payment of the Loss or has not submitted any comment within the term defined in Clause 8.6(i) above; or (b) amicable agreement entered into by the Parties; or (c) final arbitration award attributing the responsibility for the payment of the Loss to the Indemnifying Party, whichever takes place firstly.

8.7.    Indemnity Procedure for Third-party Claims. In the event any Claim that could generate an indemnifiable Loss under the terms set forth in Clauses 8.1 or 8.4, however the case may be, is filed against any Indemnified Party by a Third Party (“Third-party Claim”), the Indemnified Party shall notify the Indemnifying Party (“Third Party’s Indemnity Notice”) so that the Indemnifying Party becomes aware of such Claim and, in this case, files the respective appeal, provided that, in relation to those cases in which the Claim involves the Easynvest Companies, the Broker shall notify the Indemnifying Party and the Indemnified Party under the terms set forth herein. The procedure defined in this Clause 8.7 shall not be applicable to the Third-party Claims in progress on the Closing Date, considering that, in relation to such Third-party Claims, (i) the Easynvest Shareholders shall be, as of the date hereof, notified, upon the signature of this Agreement, with respect to the indemnity obligation for possible Losses arising from such Third-party Claims, as set forth in this Agreement; and (ii) the appeal shall be filed by the Easynvest Companies, without prejudice of the responsibility attributed to the Easynvest Shareholders for all Losses related to such Third-party Claims. The Third Party’s Indemnity Notice shall be submitted in the shortest period between (i) ten (10) Business Days counted as from the communication of the Third-party Claim under discussion; or (ii) the period equivalent to one third (1/3) of the legal term defined for response or appeal of such Claim.

(i)

The omission or delay of any Indemnified Party to deliver the Third Party’s Indemnity Notice, on a timely basis, shall release the Indemnifying Party from the indemnity obligations under the terms of this Chapter 8 in relation to the applicable Third-party Claim to the extent that such omission or delay has significantly impacted the defense in the Third-party Claim.

(ii)

The Third Party’s Indemnity Notice shall include a copy of all documents eventually received by the Indemnified Party (or to whom the Third Party’s Indemnity Notice shall be submitted, however the case may be) in relation to the Claim under discussion.

(iii)

The Indemnifying Party shall respond to the Indemnified Party (or to whom the Third Party’s Indemnity Notice shall be submitted, however the case may be) with respect to the decision to assume or not the defense against the Claim within the shortest term between: (a) five (5) days counted as from the receipt of the Third Party’s Indemnity Notice; or (b) the period equivalent to one third (1/3) of the legal term defined for response or appeal of the Claim. In the event the Indemnifying Party has not issued any comment within the abovementioned term or in the event the Indemnifying Party has refused to assume the defense of such Claim, the Indemnified Party (or to whom the Third Party’s Indemnity Notice shall be submitted, however the case may be) shall conduct the defense. In the event the Third-party Claim is conducted by the Indemnified Party (or to whom the Third Party’s Indemnity Notice shall be submitted, however the case may be), the Indemnified Party (or to whom the Third Party’s Indemnity Notice shall be submitted, however the case may be) shall assume all costs (including legal costs, attorneys’ fees, expenses and costs of appeal), which amounts shall be included in the value of the Loss if and when the indemnity is payable under the terms set forth in this Chapter 8.

(iv)

In the event the Indemnifying Party assumes the defense of the Claim, the Indemnified Party shall cooperate with the Indemnifying Party in all requests reasonably presented, including the access, however the case may be, to the information and documents deemed necessary to the preparation of the defense, as well as the grant of specific proxies to a law firm with expertise in the subject matter of the Third-party Claim indicated by the Indemnifying Party for defense of the Claim. The representatives of the Indemnifying Party shall submit all information reasonably requested by the Indemnified Party in connection with the defense of the Claim under discussion, including a copy of the main court records, in which case the Indemnified Party shall be entitled to the right, at its expenses, to monitor the progress of the lawsuits referred to in this Clause 8.7, including the appointment, at its own expenses, of lawyers to monitor the work performed by the attorneys-in-fact indicated by the Indemnifying Party.

(v)

Except for the cases that the Indemnifying Party has elected to conduct the defense of the Third-party Claim, the Indemnified Party shall be obligated to, on a diligent and professional basis, to conduct and control, through skilled and experienced lawyers, the defense of the Third-party Claim.

(viii)

Under any circumstance, the Indemnifying Party shall prevent that any Third-party Claim relating to the Losses subject to indemnity under the terms set forth herein results in the pledge of any relevant property, right or asset owned and/or held by the Indemnified Party or the Easynvest Companies that would prevent or limit the daily and normal conduction of the operations of the Indemnified Party and/or the Easynvest Companies, in which case the Indemnifying Party agrees to perform the judicial deposit or provide the pledge, offer another guarantee that is deemed acceptable by the proper Governmental Authority or undertake any other necessary measure to prevent any restriction to the properties or activities of any Indemnified Party and/or the Easynvest Companies, which would prevent or limit the daily and normal condition of the operations of the Indemnified Party and/or the Easynvest Companies. In the event the Indemnifying Party has failed to comply with the obligations, the Indemnified Party may perform the deposit and/or provide the guarantee, and the respective costs shall be deemed Losses subject to indemnity, under the terms set forth in this Agreement.

(ix)

Entering into Settlement Agreement. In the event the Defense of the Third-party Claim is conducted by the Indemnified Party, the Indemnified Party shall not enter into any agreement, waiver, reorganization, transaction, adhesion to any amnesty program or payment in installment relating to any Taxes or similar acts (“Settlement Agreement”) in relation to the Third-party Claim without the previous and express consent of the Indemnifying Party. In the event the Defense of the Third-party Claim is conducted by the Indemnifying Party or certain contingency, not materialized, is confessed in the context of a Settlement Agreement, the Indemnifying Party shall request the previous consent of the Indemnified Party to sign any Settlement Agreement, considering that such consent shall not be denied in the event such Settlement Agreement (i) implies the irrevocable and unconditional settlement of the counterparty, (ii) does not involve any confession of default, (iii) does not represent any risk to the image of the respective Indemnified Party and Affiliates thereof, and (iv) does not represent any unfavorable precedent against the Indemnified Party.

(vi)

Payment of Losses. The amount relating to the indemnity obligation arising from any Third-party Claim shall solely be paid by the Indemnifying Party to the Indemnified Party within fifteen (15) Business Days as from the final decision or arbitration award, not subject to appeal; or judicial agreement or extrajudicial transaction that has been duly approved or signed, in which case such agreements shall comply with the provisions set forth in item (vi) of this Clause 8.7.

8.8.    Integral Recovery. Any indemnity determined under the terms set forth in this Chapter 8: (i) shall not be subject to the Taxes related thereto (that is, be added by the Taxes that the Indemnified Party may incur by virtue of the receipt of the indemnity); and (ii) shall cover any Loss effectively and directed incurred by an Indemnified Party, in which case the Indemnified Party shall return to the condition that the Indemnified Party would be if the Loss had not occurred.

8.9.    Return of Amounts. The Parties agree that any amounts relating to the (i) costs that may be paid by the Indemnifying Party and, therefore, reversed on behalf of the Indemnified Party, including, but not limited to, reversal or release of the deposits and guarantees; (ii) amounts recovered before Third Parties, inclusive, however not solely the payment of the security coverage or indemnity paid by Third Parties, shall be fully returned by the Indemnified Party to the Indemnifying Party.

8.10.    Non-cooperating with Third-party Claims. The Parties and the Easynvest Companies agree to not denounce or induce, directly or indirectly, Third Parties to file, after the Closing Date, any Third-party Claim that could represent any Loss to be indemnified under the terms set forth in Clauses 8.1 or 8.4, however the case may be.

8.11.    Obligation to Reduce Losses. Upon occurrence of any Loss or any Third-party Claim, the Parties agree to undertake the best efforts to mitigate, in good faith and as possible, the Loss to be eventually indemnified by the Indemnifying Party, however the case may be, in conformity with the provisions set forth in this Agreement.

8.12.    Exclusive Remedy. The Parties agree that the provisions set forth in this Chapter 8 shall represent the sole and exclusive remedy of the Parties, except for default or fraud.

9.    NON-COMPETITION

9.1.    Non-competition. Each of the Easynvest Shareholders, except for the individuals indicated in “Annex 9.1”, during the period of two (2) years counted as from the Closing Date, agrees, as owner, shareholder, quota holder, Investor, partner, director, partner in joint venture, operator, consultant, executive officer or employee, to not develop, participate or invest in any activity included in any Restricted Business, in Brazil. The Easynvest Shareholders confirm that the payment of the Closing Acquisition Price is a fair and adequate compensation for purposes of compliance with the non-competition obligation set forth in this Clause 9.1.

(i)

Exception. Without prejudice to the abovementioned provisions, the violations of the provisions set forth in Clause 9.1 shall not include (a) the ownership of the marketable securities publicly traded, issued by the companies listed in any Brazilian stock exchange and that conduct the activities in the Restricted Business, provided that the respective Easynvest Shareholder holds an equity interest in such company in an amount that does not exceed five percent (5%) of the outstanding voting capital and the total capital of such company; provided that, although the respective Easynvest Shareholder solely holds such equity interest, such Easynvest Shareholder shall not hold the specific governance rights with respect to the company’s business or operations (including by means of the indication (individually or in conjunction with others, through shareholders’ agreement or voting agreement) of any management member); and/or (b) participation, on any account, of the current Easynvest Shareholders, in any Person that operates in the Restricted Business, however in which the revenues arising from the Restricted Business does not account for thirty percent (30%) of the annual income of the respective Person.

(ii)	Information on Atlas. [***].

(iii)

Fines. Upon occurrence of any violation of the obligations described in Clause 9.1, the Investor shall submit to the respective Easynvest Shareholder a notice including the information on such default, provided that the Easynvest Shareholder shall have thirty (30) days to resolve such default. In the event the default is not resolved within such period, and without prejudice to possible losses and damages, the non-compensatory fine shall be applied in the amount equivalent to fifteen thousand reais (R$15,000.00) per day of violation, limited to twenty million reais (R$20,000,000.00), or the amount received by the respective Easynvest Shareholder on the Closing Date, whichever is the lowest, except for Atlas, in which case the value per day shall be equivalent to seventy-five thousand reais (R$75,000.00), with a limit of one hundred million reais (R$100,000,000.00).

9.2.    Non-contracting of Employees. Each of the Easynvest Shareholders, during the period of two (2) years as from the Closing Date, agrees to, directly or indirectly, not contact, contract or employ, or otherwise enter into any service agreement or consulting agreement or similar instrument with any employee of the Easynvest Companies to act as the coordinator, executive officer, CEO, expert, manager or superintendent, in addition to the persons listed in “Annex 9.2” (collectively, the “Key Persons”). The Parties acknowledge and agree that the following activities shall not be considered as a violation of the non-contracting obligation: (i) the publication of general notices or other actions (including the contracting of recruiting firms) for the effective contracting of employees that are not exclusively directed to Key Persons; and (ii) the contracting of Key Persons after twelve (12) months from the termination of the relationship with the Easynvest Companies, provided that there is no request or influence over the Key Persons to terminate the relationship.

10.    SPECIFIC OBLIGATIONS

10.1.    Confidentiality. The Parties and the Intervening Consenting Parties, themselves and by the representatives thereof (any executive officers, directors, employees, advisors, auditors, lawyers, consultants and/or contracted parties, on any account) agree to maintain strict confidentiality of the contents included in this Agreement and the Operation, as well as all private information provided by one Party to the other before the signature of this Agreement or during the effective period of the Agreement for purposes of performance of the transactions set forth herein (“Confidential Information”) for a period of two (2) years as from the Closing Date or termination date of this Agreement, whichever takes place firstly.

(i)

Any disclosure of Confidential Information shall solely be performed if agreed by all Parties, provided that Atlas is authorized to disclose the Confidential Information, as determined by applicable Law in force or to its Investors or advisors, in compliance with the obligations of disclosure of information, as set forth in the respective regulation. The Confidential Information, for the purposes of this Agreement, shall not include the information that: (a) was or may be disclosed to the public, provided that such disclosure has not violated any confidentiality obligation applicable to the Parties; or (b) is disclosed in compliance with legal provisions or as requested by the proper Governmental Authority, under the terms of applicable Law in force, provided that, in this case, the disclosing Party shall (x) immediately notify the owner of the Confidential Information so that the owner is able to adopt the necessary measures to lawfully prevent the disclosure; and (y) limit the disclosure of the Confidential Information to the extent deemed necessary for the compliance with the provisions set forth by applicable Law in force or as requested by proper Governmental Authority.

10.2.    Press Releases. The Parties shall not issue or disclosure any press release or communication related to this Agreement or the Operation without the previous approval in writing of the other Parties hereto, which approval shall not be denied or postponed without reasonable reason, except if the disclosure is otherwise required by applicable Laws or the proper Governmental Authority, in which case the Parties shall consult each other and undertake the best commercial efforts to include the comments of the other Party in such communication or disclosure.

10.3.    Notice of Certain Events. (i) The Easynvest Shareholders and the Easynvest Companies, on one side, and (ii) the Investor, Nu Holdings and the Guarantor, on the other side, agree to notify the other Party, as applicable and within a reasonable frequency, with respect to the following: (a) any notice or any other communication of any Person that alleged that the consent of such Person is or may be required in connection with the Operation set forth in this Agreement; (b) any notice or another communication of any Governmental Authority in relation to the Operation set forth in this Agreement; (c) any Claims or investigations relating to or that would involve or impact the Parties or this Agreement or the Operation; (d) any significant inaccuracy of any declaration or guarantee included in this Agreement (although the inaccuracy may have resulted by elapse of time or occurrence of new events), at any time, which could be reasonably expected to not comply with the conditions set forth in this Agreement; and (e) any act, event or circumstance that would prevent any of the Parties to comply or perform any obligation, condition or agreement to be performed or complied by the Parties, as set forth in this Agreement.

11.    TERMINATION

11.1.    Term. This Agreement shall become effective as of the date hereof and shall remain effective until compliance with all obligations set forth herein.

11.2.    Termination. Notwithstanding the irrevocable and unconditional nature, this Agreement may be terminated, at any time, before the Closing Date:

(i)	by an agreement in writing entered into by the Parties; or

(ii)

by any of the Parties, in the event any Governmental Authority has issued, enacted or approved any Law, regulation, judgment, order, decision or decree, on a permanent basis, in effect and that is not reversed through the Deadline, which would make the Operation unlawful or otherwise would prevent the completion of the Operation, or would subject the approval of the Operation to the performance or compliance, however the case may be, with measures (in terms of structure or behavior), obligations or commitments that would impact the Investor’s original purposes with the completion of the Operation, in accordance, under any circumstance, with the provisions set forth in Clause 5.9; or

(iii)	by any of the Parties, in the event the Closing has not been performed through the Deadline, as set forth in Clause 5.6; or

(iv)

by the Investor, in the event the Easynvest Companies is subject to bankruptcy, reorganization, insolvency, liquidation or judicial or extrajudicial recovery (including extrajudicial intervention and liquidation, as set forth in Law 6,024, of March 13, 1974, and temporary administration system, in conformity with Decree Law 2,321, of February 25, 1987, in both cases, as amended or replaced from time to time); or

(v)

by the Easynvest Shareholders, in the event the Investor, Nu Holdings Ltd. or the Guarantor is subject to bankruptcy, reorganization, insolvency, liquidation or judicial or extrajudicial recovery (including extrajudicial intervention and liquidation, as set forth in Law 6,024, of March 13, 1974, and temporary administration system, in conformity with Decree Law 2,321, of February 25, 1987, in both cases, as amended or replaced from time to time); or

(vi)

by any of the non-defaulting Parties, in the event the other Party has significantly violated the obligations set forth in this Agreement, even after the term of thirty (30) days to resolve the default, without prejudice to the provisions set forth in Clause 14.6.

11.3.    For the purposes of clarification, it is hereby certain and agreed that the termination of this Agreement based on:

(i)

Items (i) and (ii) of Clause 11.2 above, shall occur on the date of signature of the agreement between the Parties, or the issuance, enactment or approval of a Law or order making it illegal or preventing the consummation of the Operation, as the case may be, regardless of a court order or arbitration award, or even upon conditioning the approval of the Operation to the fulfillment or compliance, as the case may be, with measures (structural or behavioral), obligations or commitments that compromise the Investor’s original objectives with the consummation of the Operation, subject, in any case, to the provisions of Clause 5.9, therefore waiving with any other measure.

(ii)

Item (iii) of Clause 11.2 above, shall occur on the date of sending a notice of termination by the innocent Party(ies) to the other Party(ies), regardless of court order or arbitration award, therefore waiving any other measure.

(iii)

Items (iv) and (v) of Clause 11.2 above, if exercised by the innocent Party, shall occur on the date of decree or occurrence of any of the events listed therein, regardless of a court or arbitration award determining the termination, therefore waiving any other measure.

(iv)

Item (vi) of Clause 11.2 above, shall occur by sending a notice of termination by the innocent Party to another Party. Upon sending the notice, in case the act, fact, event or circumstance giving rise to the right of termination may be remedied, the innocent Party shall grant the other Party(ies) a cure period of 30 (thirty) days, at the end of which, unless the Parties by mutual agreement decide otherwise, the innocent Party may choose to immediately terminate this Agreement or waive its right of termination based on the act, fact, event or circumstance in question.

11.4.    Effects of Termination. In the event of termination of this Agreement without the Operation being consummated, the Parties shall be released from completing the Operation, without prejudice to any losses and damages due by the infringing Party to the innocent Party, and all obligations of the Parties provided for in this Agreement shall be terminated, except for the obligations under Chapter 8 (Indemnification), Clause 10.1 (Confidentiality), Chapter 12 (Governing Law and Dispute Resolution), Chapter 13 (Notice) and Clause 14.15

(Commissions and Fees), which shall survive; provided, however, that the respective rights and obligations of the Parties with respect to any prior breach or failure to comply with this Agreement shall also survive any termination of this Agreement.

11.5.    Cancellation of Acts due to Termination of this Agreement. If this Agreement is terminated as provided for herein, all filings, applications and other submissions related to the acts provided for herein and made before any Governmental Authority shall, to the extent possible, be cancelled. All other obligations under this Agreement shall no longer be binding upon any of the Parties, except that such termination shall not constitute a waiver by any of the Parties to any claim that it may have for damages caused by any reason, or mitigate any liability of any of the Parties for breach of this Agreement prior to its termination.

12.    GOVERNING LAW AND DISPUTE RESOLUTION

12.1.    Governing Law. This Agreement shall be governed by and construed pursuant to the laws of the Federative Republic of Brazil.

12.2.    Arbitration Clause. The Parties agree that any litigations, claims or disputes arising out of this Agreement and/or its Annexes and/or relating thereto, including any issues related to the existence, validity, effectiveness or performance of the Agreement, shall be mandatory, exclusive and ultimately submitted and resolved by arbitration to be conducted by the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce – CAM-CCBC (“Arbitration Chamber”). The arbitration shall be established and processed in accordance with the Arbitration Chamber Regulation (“Arbitration Regulation”) and in compliance with Law No. 9,307/1996 (“Arbitration Law”). The Arbitration Court shall not have the power to settle disputes submitted to it by equity.

12.3.    Arbitration Court. The Arbitration Court (“Arbitration Court”) shall be composed of 03 (three) arbitrators, 01 (one) of them to be appointed by the claimant(s) and the other appointed by the respondent(s), pursuant to the Arbitration Regulation. The third arbitrator, who shall be the president of the Arbitration Court, shall be appointed by the 02 (two) arbitrators chosen by the parties to the arbitration, within 15 (fifteen) days of the appointment of the last arbitrator. If the parties to the arbitration do not appoint their respective arbitrators within the period stipulated by the Arbitration Chamber, or if the president of the Arbitration Court is not appointed by the co-arbitrators within a maximum period of 15 (fifteen) days from the appointment of the second arbitrator, the President of the Arbitration Chamber shall appoint the missing arbitrators pursuant to the Arbitration Regulation. In the event that there are multiple parties with different interests, which may not be combined as groups of claimants and/or respondents, the 03 (three) arbitrators shall be appointed by the President of the Arbitration Chamber, under the terms of the Arbitration Regulation.

(i)

In addition to the restrictions established under the Arbitration Regulation and the Arbitration Law, no member of the Arbitration Court may be an employee, representative, consultant or service provider (or former employee, former representative, former consultant or former service provider) of a part to the arbitration or any of its Related Parties.

12.4.    Place. The venue of the arbitration shall be the city of São Paulo, State of São Paulo, wherein the award shall be issued.

12.5.    Language. The official language for all arbitration acts agreed hereunder shall be Portuguese.

12.6.    Confidentiality. The Parties agree that the arbitration shall be kept in secrecy and confidential, and the elements thereof (including the statements of claim of the parties, evidence, expert reports and any other statements of third parties, and any other documents submitted or exchanged in the course of the arbitration proceeding) shall be disclosed only to the Arbitration Court, to the parties to the arbitration, their attorneys and to any person required for conducting the arbitration, except when such disclosure is required for the fulfillment of obligations imposed by Law or by any Governmental Authority, and the provisions hereof shall be deemed as proof of confidentiality agreed to between the parties, under article 189, item IV, of the Code of Civil Procedure.

12.7.    Binding Effect. The arbitration award shall be final and unappealable, and shall bind the parties to the arbitration, their successors and assignees, who undertake to comply with it voluntarily.

12.8.    Charges. The arbitration award shall fox the arbitration charges, including, but not limited to, attorney’s contractual fees, and shall decide which of the parties shall bear the payment thereof, or the proportion to be shared between the parties, according to the loss of suit of the parties in relation to the merits of the dispute submitted to arbitration. The Arbitration Court shall not have the power to arbitrate attorney fees for loss of suit.

12.9.    Court Remedies. The parties may request for urgent and provisional remedies to the Judiciary Branch before the establishment of the Arbitration Court. As from the establishment thereof, all urgent or provisional relief shall be directly sought before the Arbitration Court, which may have powers to uphold, revoke or modify any such measures previously requested to the Judiciary Branch.

12.10.    Arbitration Support Courts. Provisional and urgent measures, when applicable, and acts for compliance, including any decision or arbitration award, whether partial or final, may be sough before the judicial district where the domicile or assets of any of the parties to the arbitration are located, or before the judicial district of the city of São Paulo, State of São Paulo. For other court remedies authorized by the Arbitration Law, the Parties elect the central courts of the judicial district of the São Paulo, State of São Paulo, excluding any other court having a judicial nature. The filing of any court remedies shall not be deemed as a waiver of the rights provided for in this Clause or to the arbitration as the sole method of resolution of disputes. Without prejudice to this Clause, the parties agree that the Emergency Arbitrator Procedure, provided for in Administrative Resolution No. 32/2018 of the Arbitration Chamber, may be initiated, at the request of the interested party, before the establishment of the Arbitration Court.

12.11.    Consolidation. Before the signing of the arbitration term, the Arbitration Chamber may, upon the request of any of the parties to the arbitration, consolidate simultaneous arbitration proceedings, involving (a) any of the parties, even if not all of them are part to both proceedings, and (b) this Agreement and/or other related instruments signed by the Parties and their respective successors. After the signing of the arbitration term, the consolidation shall be determined by the Arbitration Court, subject to the same criteria above, the compatibility of arbitration clauses that provide for the application of the Arbitration Regulation, and provided that there is no prejudice to the right to adversary proceedings of any of the parties thereto, and provided further that the equality of the parties is respected. In this event, the first Arbitration Court established shall have the power to consolidate, and its decision shall be binding upon all parties to the consolidated arbitrations.

12.12.    Enforceable Arbitration Provisions. A breach of this Agreement by a Party shall not affect the agreement under this Chapter 12 regarding the submission of any dispute to an arbitration proceeding. In addition, the obligations of the Parties under this arbitration clause shall survive the termination of this Agreement. The invalidity or unenforceability of any provision of this Chapter 12 shall not affect the validity or enforceability of the Parties’ obligation to submit their claims to the binding arbitration or the other provisions of this Chapter 12.

12.13.    Fine for Violation of this Arbitration Clause. Any party that, without a legal grounding, makes difficult or prevents the establishment of the Arbitration Court, either by not taking the necessary measures in due time, or by forcing the other party to adopt the measures provided for in article 7 of the Brazilian Arbitration Law, or even by not complying with all the terms of the arbitration award, shall pay a monetary fine equivalent to five thousand Reais (R$5,000.00) per day of delay, applicable, as appropriate, from the date on which the Arbitration Court should have been established, to be reasonably defined in the arbitration award and after hearing the Parties. In addition, a monetary fine equivalent to five thousand Reais (R$5,000.00) shall be legally levied to the detriment of the Party responsible, under the terms set forth in the arbitration award, for fulfilling the obligations provided for, within the deadlines designated in the arbitration award, and such fine may be added to the request to be made in any procedure for enforcement of the arbitration award, without prejudice to the decisions and penalties included in such arbitration award.

13.    NOTICES

13.1.    Notices. Any notices, letters, consents, requests or other communications under this Agreement shall be sent to the Parties as indicated in “Annex 13.1”, and shall be made in writing and sent by: (i) registered letter with confirmation of receipt; (ii) delivered in person, with confirmation of receipt; (iii) by email followed by delivery by courier or with written confirmation of email transmission and receipt; or (iv) by judicial or extrajudicial notice. Notices delivered as provided for in this Clause shall be deemed to have been delivered (a) on the date shown in the acknowledgment of receipt, if sent by mail; (b) on the delivery date, if delivered in person; (c) on the date shown on the acknowledgment of receipt, if sent by email; or (d) on the date of delivery, if delivered by judicial or extrajudicial notice.

13.2.    Change of Contact Information. Any Party may change the contact information and the addresses to which notices shall be sent, by giving notice to the other Parties in writing in accordance with the terms of this Clause. If any communication of change of contact or address information is not made, any notices, letters, consents, requests and/or other communications sent to the address mentioned in “Annex 13.1”, or to any address that may be notified later in writing, shall be deemed to be valid and binding on the receiving Party.

14.    GENERAL PROVISIONS

14.1.    Joint and Several Warranty. The Guarantor warrants, jointly and severally and without benefit of order, irrevocably and irreversibly, for all purposes, the proper and timely performance of the obligations undertaken by the Investor under this Agreement, its Annexes and any agreements or instruments referred to herein.

14.2.    No Right to Offset. The Parties, their successors and assigns hereby unconditionally and irrevocably waive any rights to offset that such Parties, or any of their Affiliates, successors and assigns, have or may have in respect of any payments to be made by the respective Party pursuant to this Agreement.

14.3.    Entire Agreement; Annexes. The Annexes to this Agreement, the Easynvest’s Disclosure Letter and the Investor’s Disclosure Letter are an integral part of this instrument, and this Agreement, together with any of the other agreements contemplated in this Agreement, constitutes the entire agreement between the Parties regarding the Operation, and supersedes all other prior agreements made by either of them in this regard. There is no now and there has not existed restrictions, promises, representations, warranties, covenants, commitments or statements, oral or in writing, which have been taken as a basis by any Party hereof, except those expressly provided for in this Agreement, in its Annexes, in the Easynvest’s Disclosure Letter and in the Investor’s Disclosure Letter.

14.4.    Heirs, Successors and Assigns. This Agreement shall bind upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.

14.5.    Inexistence of Third Party Beneficiary. The terms and conditions of this Agreement are intended solely for the benefit of each Party hereto, as applicable, and their respective successors, heirs or authorized assigns, and they are not intended by the Parties, as applicable, to confer rights on Third Party beneficiaries, and this Agreement does not confer any such rights on any other Person.

14.6.    Specific Performance. Subject to the provisions of this Agreement, the Parties acknowledge that the award of damages, although due and determined in accordance with the applicable Law, shall not constitute a sufficient remedy for the non-compliance with the obligations set forth in this Agreement, and any Party may seek in court the specific performance with the defaulted obligation, including both the main and ancillary obligations provided for herein.

14.7.    Extrajudicial Execution Instrument. This Agreement, as signed by 02 (two) witnesses, constitutes an extrajudicial execution instrument for all purposes and effects of the Code of Civil Procedure.

14.8.    Binding Effect. This Agreement (and all its terms and conditions) is entered into irrevocably and irreversibly (except as otherwise expressly provided for herein), and constitutes legal, valid and binding obligations, binding and remaining in force for the benefit of the Parties and the intervening consenting parties hereto, and of their respective heirs, successors and authorized assigns.

14.9.    Assignment. Except as otherwise provided for in this Agreement, any assignment of this Agreement or the rights and obligations arising therefrom by any Party shall require the prior written consent of the other Parties. Any assignment or other type of unauthorized transfer made without the consent of the other Parties shall be null and void.

14.10.    Amendments. Any amendments to or termination of this Agreement, or any of its Annexes, as well as the waiver of any obligations set forth herein, shall only be deemed valid and if they are made in writing and signed by all the Parties.

14.11.    Waivers. No waiver, release or termination of this Agreement or any terms or provisions hereof shall be binding on any Party hereof, unless it is confirmed in writing. No waiver by any of the Parties of any term or provision of this Agreement or any non-compliance with the terms hereof shall affect the rights of such Party to subsequently execute such term or provision, or to exercise any right or require any court remedy, in the event of any other non-compliance, whether similar or not.

14.12.    Joint Efforts. Except as otherwise provided for in this Agreement, the Parties hereby agree that they shall take all necessary measures for the full compliance with the obligations set forth herein, thereby signing all instruments, certificates and other documents necessary to carry out the Operation contemplated herein.

14.13.    Severability. In the event that any Chapter, Clause, Annex, term or provision of this Agreement is declared null or unenforceable under the terms set forth in Law, such nullity or unenforceability shall not affect any other Chapters, Clauses, Annexes, terms or provisions of this Agreement, which shall remain in full force and effect. Upon determination that a term or provision of this Agreement is null or unenforceable, the Parties shall negotiate following the principles of good faith, in order to integrate this Agreement to bring it, as close as possible, to the actual intention of the Parties, in a mutually acceptable manner, so that the Operation contemplated herein may be consummated as originally stipulated, to the fullest extent possible.

14.14.    Joint Writing. The Parties agree and understand that all Clauses of this Agreement were drafted collaboratively between and by the Parties, and the interpretation of this Agreement shall in no way be affected by the fact that a certain Clause is considered to be drafted by any of the Parties.

14.15.    Commissions and Fees. Each Party shall be responsible for the payment of commissions and fees due to its respective legal, financial, accounting and technical intermediaries, advisors and consultants in connection with the negotiation of this Agreement (“Operation Costs”). Except for the Authorized Withdrawals, the Easynvest Companies shall not pay, reimburse or guarantee the Operation Costs and, if they make any payment of the Operation Costs in breach of this Clause, the Easynvest Shareholders shall fully reimburse the Easynvest Companies for such costs and expenses.

14.16.    Initials. The Parties and the Intervening Consenting Parties authorize the persons indicated in “Annex 14.16” to put their initials, independently, in their name and behalf, this Agreement and the Annexes to this Agreement.

In witness whereof, the Parties, the Intervening Consenting Parties, together with two witnesses, sign 7 (seven) counterparties of this instrument of equal content and form, for a single purpose.

São Paulo, September 10, 2020

[Signature Page (1/3) of the Investment Agreement entered into on September 10, 2020]

CARLOS AUGUSTO LUZ AVIAN

/s/ Carlos Augusto Luz Avian

JOSÉ MENDES DE FARIAS

/s/ José Mendes de Farias

MARCIO MARTINS CARDOSO

/s/ Marcio Martins Cardoso

AMERSON GALHARDO MAGALHÃES

/s/ Amerson Galhardo Magalhães

PAULO AVIAN

/s/ Paulo Avian

ATLAS INVESTIMENTOS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

P.	/s/ Alfredo Sandes Sampaio
Name:	Alfredo Sandes Sampaio
Position:	Attorney-in-fact

P.
Name:
Position:

[Signature Page (2/3) of the Investment Agreement entered into on September 10, 2020]

NU HOLDINGS LTD.

By:	/s/ David Velez Osorno
Name:	David Velez Osorno
Position:	Executive Officer

NU FINANCEIRA S.A. – SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO

By:	/s/ Guilherme Lago
Name:	Guilherme Lago
Position:

NU PAGAMENTOS S.A.

By:	/s/ David Velez Osorno
Name:	David Velez Osorno
Position:	Director

[Signature Page (3/3) of the Investment Agreement entered into on September 10, 2020]

EASYNVEST TÍTULO CORRETORA DE VALORES S.A.

By:	/s/ Fernando Miranda/Anderson Magachães
Name:	Fernando Miranda/Anderson Magachães
Position:	Executive Officer/Executive Officer

EASYNVEST HOLDING FINANCEIRA S.A.

By:	/s/ Eric Bodin/Anderson Magachães
Name:	Eric Bodin/Anderson Magachães
Position:	Executive Officer/Executive Officer

EASYNVEST PARTICIPAÇÕES S.A.

By:	/s/ Fernando Miranda/Eric Bodin
Name:	Fernando Miranda/Eric Bodin
Position:	Executive Officer/Executive Officer

EASYNVEST CORRETORAS DE SEGUROS LTDA.

By:	/s/ Eric Bodin/Anderson Magachães
Name:	Eric Bodin/Anderson Magachães
Position:	Director/Director

EASYNVEST GESTÃO DE RECURSOS LTDA.

By:	/s/ Carlos Anais/Anderson Magachães
Name:	Carlos Anais/Anderson Magachães
Position:	Director/Director

[Witnesses’ Signature Page of the Investment Agreement entered into on September 10, 2020]

Witnesses:

1.	/s/ Marina de Freitas Andrade		2.	/s/ Adriana Martins Scaleão Brasil
	Name:	Marina de Freitas Andrade CPF: [***]		Name:	Adriana Martins Scaleão Brasil
	ID:	[***]		ID:	[***]
					CPF: [***]

*    *    *    *    *

Annex 1.1

to the

Investment Agreement and Other Covenants

dated

September 10, 2020

Definitions

The terms in capital letters used in this Agreement shall have the following meanings attributed to them below:

“Easynvest Shareholder” and/or “Easynvest Shareholders” has the meaning set forth in the Preamble.

“Broker Shares” has the meaning set forth in Whereas Clause (i).

“Easynvest Shares” has the meaning set forth in Whereas Clause (v).

“Easynvest Holding Financeira Shares” has the meaning set forth in Whereas Clause (iv).

“Easynvest Participações Shares” has the meaning set forth in Whereas Clause (v).

“Nubank Shares” has the meaning set forth in Clause 4.1.

“Broker Common Shares” has the meaning set forth in Whereas Clause (i).

“Broker Preferred Shares” has the meaning set forth in Whereas Clause (i).

“Settlement Agreement” has the meaning set forth in Clause 8.7(ix).

“Easynvest Shareholders’ Agreements” means (i) the Broker’s Shareholders’ Agreement entered into on March 6, 2018 between Carlos Avian, José Mendes, Mareio, Amerson, Paulo and Nyx Participações S.A. and, as intervening consenting party, the Broker; (ii) the Broker’s Shareholders’ Agreement, entered into on March 6, 2018 between Carlos Avian, José Mendes, Mareio, Amerson, Paulo and, as intervening consenting party, the Broker; and (iii) in the event the authorization for establishment of Easycred is granted by BACEN before the Closing Date, the Easycred’s Shareholders’ Agreement to be entered into between Carlos Avian, José Mendes, Mareio, Amerson, Paulo and Easynvest Holding Financeira and, as intervening consenting party, Easycred, shall be included in this definition for all purposes and effects of this Agreement.

“Affiliates” means, collectively or individually, (a) in relation to an individual, his/her direct or collateral descendants or ascendants up to the second degree, biological or not (adopted) (except for the Withdrawals, which collateral shall refer up to the third degree); and (b) in relation to a legal entity, any Person that, directly or indirectly, Controls, is Controlled by, or is under the common Control of such Person.

“Advent Affiliates” means, in relation to Atlas, any Affiliates or any Persons managed or administered, directly or indirectly, by Advent International Corporation.

“Acquisition Price Adjustment” has the meaning set forth in Clause 3.5.

“Amerson” has the meaning set forth in the Preamble.

“Material Change” means any measure, remedy or condition for the performance of the Operation that significantly impact the activities, products, strategies and businesses of the Easynvest Companies, the Investor, the Guarantor and/or the Affiliates based on the existing conditions on the Signature Date, which impact is demonstrated to the other party, on a reasonable basis. For purposes of clarification, the following situations are not Material Changes: (i) requirements for individual performance by any regulated institution (including the Broker) or compliance with the Basel Index of up to fourteen percent (14%), as agreed with the Central Bank of Brazil on the inception date of Nu Financeira); and/or (ii) matters related to the technical capacity of the Broker’s management members; and/or (iii) matters on the vehicle or entity of the Investor’s economic group to be used in the Operation or any corporate operations carried out by the Investor in connection with the Operation.

“ANBIMA” means the Brazilian Association of Financial and Capital Market Entities.

“BACEN’s Approvals” has the meaning set forth in Clause 5.7.

“CADE’s Approval” has the meaning set forth in Clause 5.8.

“Atlas” has the meaning set forth in the Preamble.

“Closing Acts” has the meaning set forth in Clause 6.2.

“Auditor of the Price Adjustment” has the meaning set forth in Clause 3.5.4.

“Governmental Authority” means any authority, government or governmental body (federal, state, municipal or another political subdivision) with executive, legislative, judiciary, regulatory or administrative functions, including any authority, agency, department, board, commission, governmental agency or organization, any court or arbitration court, any stock exchanges or organized over-the-counter markets.

“B3” means B3 S.A. – Brasil, Bolsa, Balcão.

“BACEN” means the Central Bank of Brazil.

“Adjustment Balance Sheet” has the meaning set forth in Clause 3.5.

“BSM” means BSM Supervisão de Mercados.

“Beneficiaries of the Exercised Options” has the meaning set forth in Clause 2.3.

“CADE” means the Administrative Council of Economic Defense.

“Arbitration Chamber” has the meaning set forth in Clause 12.2.

“Cap” has the meaning set forth in Clause 8.3(iii).

“Working Capital” means the accounting balances (i) of the current assets, less (ii) the current liabilities.

“Minimum Working Capital” has the meaning set forth in Clause 3.5.1(ii).

“Carlos Avian” has the meaning set forth in the Preamble.

“Disclosure Letter” means the Easynvest’s Disclosure Letter or the Investor’s Disclosure Letter.

“Easynvest’s Disclosure Letter” means the letter delivered by Easynvest Companies to the Investor concurrently to the signature of this Agreement and accepted and acknowledged by the Investor, including specific information on this Agreement.

“Investor’s Disclosure Letter” means the letter delivered by the Investor and the Guarantor to the Easynvest Shareholders concurrently to the signature of this Agreement and accepted and acknowledged by the Easynvest Shareholders, including specific information on this Agreement.

“CDI” means the daily average rate for transactions with Interbank Deposit Certificate, expressed on an annual basis, based on two hundred and fifty-two (252) days, calculated by B3 and daily disclosed by the Operational Department of the Open Market – DEMAB of the Central Bank of Brazil, or any subsequent rate normally used for the offset of interbank deposit certificates.

“Circular 3,590/12” means BACEN Circular 3,590, of April 26, 2012, as amended, which sets forth the analysis of the concentration acts in the National Financial System by BACEN.

“Circular 3,611/12” means BACEN Circular 3,611, of October 31, 2012, as amended, which sets forth the procedures for election and appointment for the exercise of positions in the statutory bodies of the financial institutions.

“Circular 3,649/13” means BACEN Circular 3,649, of March 11, 2013, as amended, which sets forth the procedures for changes in the Control and corporate reorganization of the financial institutions, including other matters.

“CMN” means the National Monetary Council.

“Civil Code” means Law 10,406, of January 10, 2002, as amended.

“Code of Civil Procedure” means Law 13,105, of March 16, 2015, as amended.

“Purchase and Sale of the Easynvest Shares” has the meaning set forth in Clause 2.2.

“Suspensive Conditions” means, collectively, the Parties’ Suspensive Conditions, the Easynvest’s Suspensive Conditions and the Investor’s Suspensive Conditions.

“Parties’ Suspensive Conditions” has the meaning set forth in Clause 5.1.

“Easynvest’s Suspensive Conditions” has the meaning set forth in Clause 5.2.

“Investor’s Suspensive Conditions” has the meaning set forth in Clause 5.3.

“Agreement” has the meaning set forth in the Preamble.

“Guarantee Agreement of Nubank’s Shares” has the meaning set forth in Clause 6.2(xiii).

“Carlos Option Agreement” means, collectively, the “Private Option Agreement, entered into between Carlos Avian and Fabio Eduardo Macedo de Oliveira, on August 15, 2017”, the “Private Option Agreement, entered into between Carlos Avian and Roger Ribeiro Ono, on August 15, 2017, the “Private Option Agreement, entered into between Carlos Avian and Alexandre Baldasseirine Neto, on August 15, 2017” and the “Private Option Agreement, entered into between Carlos Avian and Anderson Luis Paiva Pinto, on August 15, 2017.

“Pledge Agreement” means the Share Pledge Agreement entered into between Carlos Avian, José Mendes, Mareio and Amerson, as debtors, and Nyx Participações S.A., as creditor, on March 6, 2018.

“Control” (and related terms) has the meaning set forth in article 116 of the Brazilian Corporate Law.

“Adjustment for Inflation” has the meaning set forth in Clause 3.1(ii).

“Broker” has the meaning set forth in the Preamble.

“Normal Course of Business” means any operation or activity that represents a daily and common activity, carried out on a reasonable and professional basis, in conformity with past practices and procedures, and applicable Law in force, not subject to approval by the shareholders’ meeting, partners’ meeting, board of directors, executive board’s meeting or similar bodies.

“Operation Costs” has the meaning set forth in Clause 14.15.

“CVM” means the Brazilian Securities and Exchange Commission.

“Personal Data” means any information relating to an identified or identifiable individual that refers to data subject to protection under applicable Law in force.

“Adjustment Base Date” has the meaning set forth in Clause 3.5.

“Signature Date” has the meaning set forth in the Preamble.

“Submission Date of the Notice” has the meaning set forth in Clause 3.1(iii).

“Closing Date” has the meaning set forth in Clause 5.1.

“Deadline” has the meaning set forth in Clause 5.6.

“De Minimis” has the meaning set forth in Clause 8.3(i).

“Essential Representations and Guarantees” means (A) in relation to the Easynvest Shareholders and the Easynvest Companies, the representations and guarantees provided under the terms set forth in Clauses 7.1(1) (Authority), 7.1(ii) (Absence of Conflict), 7.1(iii) (Approvals and Consents), 7.1(v) (Ownership of Shares), 7.1(vi) (Share Right), 7.1(vii) (Claims), 7.1(ix) (Advisors), 7.2(i) (Existence), 7.2(ii) (Authority), 7.2(iii) (Absence of Conflict), 7.2(iv) (Approvals and Consents), 7.2(v) (Claims), 7.2(vi) (Capitalization), 7.2(viii) (Subsidiaries); and (B) in relation to the Investor, the representations and guarantees provided under the terms set forth in Clauses 7.3(i) (Authority), 7.03(ii) (Absence of Conflict), 7.3(iii) (Approvals and Consents), 7.3(iv) (Claims), 7.4(i) (Existence), 7.4(ii) (Capitalization).

“Claim” means any demand, lawsuit, proceeding, claim, investigation, inquiry, arbitration, mediation, or any other type the lawsuit, arbitration or administrative proceeding, individual or collective and/or any claim that may represent a Loss.

“Third-party Claim” has the meaning set forth in Clause 8.7.

“Direct Claim” has the meaning set forth in Clause 8.6.

“Adjustment Statement” has the meaning set forth in Clause 3.5.

“Easynvest’s Intellectual Property Rights” has the meaning set forth in “Section 7.2(xxiii)” of the Easynvest’s Disclosure Letter.

“Adjustment Documents” has the meaning set forth in Clause 3.5.

“Investment Documents of Nubank’s Shares” has the meaning set forth in Clause 6.2(vi).

“DTVM Nubank” has the meaning set forth in Whereas Clause (ix).

“Business Day” means any day other than Saturday, Sunday or another day on which the banks are authorized or obligated to be closed in the City of São Paulo, State of São Paulo.

“Easycred” has the meaning set forth in Whereas Clause (vi).

“Easvnvest Corretora de Seguros” has the meaning set forth in the Preamble.

“Easvnvest Gestão de Recursos” has the meaning set forth in the Preamble.

“Easvnvest Holding Financeira” has the meaning set forth in the Preamble.

“Easvnvest Participações” has the meaning set forth in the Preamble.

“Material Adverse Effect” means, (A) in relation to the Easynvest Companies, any event, change or development that represents material effects against the business, financial condition, properties, assets, liabilities or operational results of the Easynvest Companies, taken as a whole, resulting in (i) net withdrawals (gross deposits deducted from gross withdrawals) of the assets under the custody of the Broker (Asset Under Custody – AUC) in an amount equivalent to or above ten percent (10%) of the assets under the custody of the Broker on the Signature Date (in which case, after such net withdrawals, the total assets under the custody of the Broker, not considering the changes in prices of the financial prices in the Market, are equivalent to or less than ninety percent (90%) of the assets under the custody of the Broker on the Signature Date); and/or (ii) any damage to the image of the Easynvest Companies and/or the Easynvest Shareholders holding an equity interest above five percent (5%) of the capital of any of the Easynvest Companies by virtue of any investigation, proceeding or procedure related to the determination of any possible violation to the Anticorruption Law; (B) in relation to the Investor, the Guarantors and Nu Holdings, means, any event, change or development that represents material effects against the business, financial condition, properties, assets, liabilities or operational results of the Investor, the Guarantors and Nu Holding, taken as a whole, resulting in (i) net withdrawals (gross deposits deducted from gross withdrawals) of the amounts deposited in Nucontas in an amount equivalent to or above ten percent (10%) of the amounts held or deposited in Nucontas on the Signature Date; and/or (ii) any damage to the image of the Investor, Nu Holdings and/or the Guarantors, or any

shareholder of the abovementioned parties, provided that holding an equity interest above five percent (5%) of the capital of any of the abovementioned parties by virtue of any investigation, proceeding or procedure related to the determination of any possible violation to the Anticorruption Law. For purposes of definition of Material Adverse Effect, “Nucontas” means (i) the prepaid payment accounts with Nu Pagamentos; and (ii) the funds deposited by the clients in Nu Financeira in Bank Deposit Receipts (RDB) and Bank Deposit Certificates (CDB).

Provided that any material effects arising, derived or resulting from:

(i)	this Agreement or the operation set forth herein, or the corresponding announcement to the press or disclosure under the regulatory requirements;

(ii)	the change in the Brazilian and/or global economic and/or political conditions and/or capital, financial and/or foreign exchange markets and/or market where the Parties operate; and

(iii)	the beginning or maintenance of natural disasters, wars, social and political events, terrorism practices (or similar practices), pandemic or any other force majeure event,

shall not be considered as a Material Adverse Event and shall not be considered in the determination whether any Material Adverse Effect effectively took place and/or could reasonably take place.

“Debts” means, in relation to the Easynvest Companies, the sum of the debts with individuals and/or legal entities, except for accounts payable to suppliers and Taxes in the Normal Course of Business (except for amounts not paid and/or in dispute), including, but not limited to, loans and financing with third parties and related parties, issuance of fixed income notes, convertible or not, in the local and/or international capital market, sum of pledges, sureties and guarantees provided to third parties (not including the guarantees provided to third parties in the Normal Course of Business), advanced receivables, assignment and/or discount of receivables with recourse, advanced foreign exchange contracts, as well as amounts payable to shareholders, net of balance receivable (or added by the balance payable) from derivative agreements, including hedge and/or swap. For purposes of clarification, Debt, for the purposes of this Agreement, shall not include the payment obligations of Easynvest Participações set forth in SPA Vérios, which shall not be, under any circumstance, greater than twelve million reais (R$12,000,000.00).

“Maximum Debt” has the meaning set forth in Clause 3.5.1(ii).

“Closing” has the meaning set forth in Clause 6.1.

“Guarantor” has the meaning set forth in the Preamble.

“Encumbrances” means, in relation to a specific property, right or asset, not subject to any burden, secured guarantee or personal guarantee, including, but not limited to, pledge, conditional sale, pledge, attachment, mortgage, use in confession of debts, lease, sublease, licensing, way of pass, borrowing, charge, any type of judicial or administrative restriction or encumbrance of any nature, as well as any Third-party rights, including, but not limited to, usufruct, repurchase right, stock option, preemptive right or tag along right, voting agreement or any other similar right that, on any account, binds, limits, restricts or subjects or that could bind, limit, restrict or subject, directly or indirectly, the ownership, holding and/or free use and disposal of a specific property, right or asset and/or all and any related rights.

“IBRACOR” means the Brazilian Institute of Self-Regulation of the Market of Insurance Brokers.

“Basel Index” means, in relation to the Broker, the Basel Index calculated in accordance with article 7, item I, of BACEN Circular 3,930, of February 14, 2019.

“Minimum Basel Index” has the meaning set forth in Clause 3.5.1(v).

“Confidential Information” has the meaning set forth in Clause 10.1.

“Intervening Consenting Parties” has the meaning set forth in the Preamble.

“Investor” has the meaning set forth in the Preamble.

“IPCA” means the Extended Consumer Price Index, as disclosed by the Brazilian Institute of Geography and Statistics (IBGE).

“José Mendes” has the meaning set forth in the Preamble.

“LAPEF VI” has the meaning set forth in Clause 9.1(ii).

“Law” means any law, decree, regulation, regulatory requirement, rule, direction, instruction, resolution, mandate, decision, judicial order, corrective measure, determination or requirement by any Governmental Authority, including the tax, legal and monetary authorities, regardless of determined by a formal law or not.

“Brazilian Corporation Law” means Law 6404, of December 15, 1976, as amended.

“Arbitration Law” has the meaning set forth in Clause 12.2.

“Anticorruption Law” means any applicable Brazilian Laws in force for prevention and fight against corruption, money laundering, administrative improbity, and other similar violations, including, but not limited to, the Anticorruption Law (Law 12,846/2013, as amended), the Criminal Code (Decree Law 2,848/1940, as amended), the Bidding and Administrative Agreement Law (Law 8,666/93, as amended), the Tax Order Crime Law (Law 8,137/90, as amended), the Anticorruption Law of Foreign Public Officers in International Commercial Transactions (Decree 3,678/00, as amended), the Administrative Improbity Law (Law 8,429/92, as amended), the Money Laundering Law (Law 12,683/2012, as amended) and, as applicable, the US Foreign Corrupt Practice Act - FCPA”.

“Mareio” has the meaning set forth in the Preamble.

“Basket Amount” has the meaning set forth in Clause 8.3(ii).

“Restricted Business” means the development and/or operation of the retail investment platform in Brazil, including the following activities (always mainly directed to the retail market): (a) intermediation, distribution and brokerage of marketable securities, including pension plan products; and/or (b) manager exclusively related to robot advisor or management of net asset funds, which quotas are mainly distributed in its own retail platform.

“BACEN’s Notice” has the meaning set forth in Clause 5.7.

“CADE’s Notice” has the meaning set forth in Clause 5.8.

“Adjustment Notice” has the meaning set forth in Clause 3.5.

“Price Disagreement Notice” has the meaning set forth in Clause 3.5.2.

“Indemnity Notice” has the meaning set forth in Clause 8.6(i).

“Third Party’s Indemnity Notice” has the meaning set forth in Clause 8.7.

“Nu Financeira” has the meaning set forth in the Preamble.

“Nu Holdings” has the meaning set forth in the Preamble.

“Nu Pagamentos” has the meaning set forth in the Preamble.

“Operation” has the meaning set forth in Whereas Clause (x).

“Payment of the Nubank’s Shares” has the meaning set forth in Clause 4.2(ii).

“Party” and/or “Parties” has the meaning set forth in the Preamble.

“Indemnifying Party” has the meaning set forth in Clause 8.6.

“Indemnified Party” has the meaning set forth in Clause 8.6.

“Investor Indemnified Party” has the meaning set forth in Clause 8.1.

“Easvnvest Indemnified Party” has the meaning set forth in Clause 8.4.

“Related Parties”, in relation to one Party, the Person that is: (A) the subsidiary and/or Affiliate; (B) Controls, is Controlled or is under common Control; (C) the associate; (D) the shareholder, director and/or member of the fiscal council, including subsidiaries and/or Affiliates; (E) in relation to an individual, the direct or collateral descendants or ascendants up to the second degree, biological or not (adopted) (except for the Withdrawals, which collateral shall refer up to the third degree); (F) in relation to investment funds, the managers or administrators or other funds and/or investment vehicles managed and/or administered by such managers.

“Reference Equity” means, in relation to the Broker, the Reference Equity calculated in accordance with CMN Resolutions 4,192 and 4,193, of March 1, 2013.

“Equity” means, in relation to the Easynvest Operational Companies, the total equity of the Easynvest Operational Companies.

“Minimum Equity” has the meaning set forth in Clause 3.5.1(iii).

“Paulo” has the meaning set forth in the Preamble.

“Loss” means, without duplicity, any losses, disbursements, fines, rates, penalties, damages, costs, expenses, responsibilities or obligations (including fees and reasonable legal costs, accountants’ fees and other professional fees), effectively incurred or suffered by any Person, provided that the Losses under the terms set forth in this instrument shall not include the losses relating to loss of profits (except for Third-party Claims) or Losses relating exclusively to the evaluation of the Easynvest Companies (i.e. “multiple of income”, “multiple of cash flow”, “multiple of earnings”).

“Review Term” has the meaning set forth in Clause 3.5.2.

“Transition Period” has the meaning set forth in Clause 5.10.

“Person” means, however the case may be, any individual or legal entity, of any nature, including, but not limited to, any corporation or limited-liability company, association, foundation, consortium, company, company without legal personality, investment fund, condominium, pension fund and Governmental Authority.

“Key Person” has the meaning set forth in Clause 9.2.

“Easynvest Option Plan” means, collectively, the 1st Option Plan and the 2nd Option Plan.

“1st Option Plan” means the Broker’s 1st Stock Option Plan, as approved at the Extraordinary Shareholders’ Meeting held on April 30, 2019.

“2nd Option Plan” means the Broker’s 2nd Stock Option Plan, as approved at the Extraordinary Shareholders’ Meeting held on February 3, 2020, based on which the following programs were implemented (i) the 1st Stock Option Plan, with total volume of three hundred and two thousand, six hundred and thirty-five (302,635) Broker’s Class A preferred shares; and (ii) the 2nd Stock Option Plan, with total volume of three hundred and two thousand, six hundred and thirty-five (302,635) Broker’s Class B preferred shares.”

“Easynvest’s Phantom Share Plan” means the Broker’s Shared-based Payment Program with Settlement in Cash – Phantom Shares, as approved at the Extraordinary Shareholders’ Meeting held on February 3, 2020, which beneficiaries are described in “Annex 5.3(iv)(a)” hereof.

“Base Acquisition Price” has the meaning set forth in Clause 3.1.

“Closing Acquisition Price” has the meaning set forth in Clause 3.4.

“Accounting Principles” means the accounting principles generally accepted and in effect in Brazil or in the Cayman Islands, however the case may be, based on Law 6,404/76, the rules issued by the Brazilian Securities and Exchange Commission (CVM), the accounting standards defined by the Federal Accounting Council and the Brazilian Institute

of Independent Auditors (IBRACON), the resolutions undertaken by the Federal Accounting Council (CFC), the Accounting Plan of the Institutions of the National Financial System (Cosif) and the International Financial Reporting Standards (IFRS), however the case may be.

“PTAX” means, on a specific Business Day, the foreign exchange rate used as reference for the US sales quotation, published by BACEN on such Business Day, mainly referred to as Sales PTAX (or any other foreign exchange rate published by BACEN that may replace this rate).

“Own Funds” means, in relation to the Easynvest Companies, the difference between (1) the funds and other financial assets comprised of (i) cash and cash equivalents, (ii) interbank investments, (iii) marketable securities; and (iv) other immediately available financial assets; and (2) the liabilities representing (i) the negotiation and intermediation of funds, (ii) the balance of clients; and (iii) the taxes and guarantees from clients. For purposes of clarification, the sub items of items (1) and (2) shall not be considered twice.

“Minimum Own Funds” has the meaning set forth in Clause 3.5.1(i).

“KYC/AML’s Regulation” has the meaning set forth in Section 7.2(xxviii) of the Easynvest’s Disclosure Letter.

“Arbitration Regulation” has the meaning set forth in Clause 12.2.

“Price Adjustment Report” has the meaning set forth in Clause 3.5.4.

“Post Closing Report” has the meaning set forth in Clause 3.5.4.

“Corporate Reorganization” has the meaning set forth in Whereas Clause (vii).

“Resolution 2,723/00” means CMN Resolution 2,723, of May 31, 2000, as amended, which set forth the rules, conditions and procedures for the establishment of facilities overseas and the direct or indirect investment in Brazil or overseas, by financial institutions and other institutions authorized to operate by BACEN.

“Resolution 4,122/12” means CMN Resolution 4,122, of August 2, 2012, as amended, which provides for the requirements and procedures for changes in shareholding control, corporate reorganizations and conditions for the exercise of positions in statutory bodies of the financial institutions, amongst other matters.

“Withdrawal” means, except for the Authorized Withdrawals: (i) any dividend, distribution (in currency or in cash), capital reduction, redemption, amortization or interest on capital; (ii) any payment performed or agreed (in currency or in cash, including bonus, payment of loans, payments or accumulated interest on commissions or amounts payable as management, monitoring, services, management fees, charges or other payments), as well as any asset transferred, sold or disposed, or including any transfer, sale or disposal accepted/agreed by the Easynvest Companies to the Easynvest Shareholders or any Affiliates (except for the compensation for the services provided and benefits received by the Easynvest Shareholders in the Ordinary Course of Business); (iii) any guarantee, indemnity, responsibility, obligation or Encumbrance assumed or incurred by or on behalf of the Easynvest Companies on behalf of the Easynvest Shareholders or any of the Affiliates, materialized or contingent; (iv) any bonus or another payment performed exclusively by virtue of the Operation paid or subject to payment by the Easynvest Companies to any member of the board of directors, executive officer, administrator, manager, employee or consultant of the Easynvest Companies, or any Person related to any of such Persons or Easynvest Shareholders or any of the Affiliates thereof; (v) the waiver, deferral or disbursement of any amount payable by the Easynvest Shareholders or the Affiliates thereof to the Easynvest Companies; (vi) the signature or amendment of the terms of any loan or debt from or to any Easynvest Shareholder or the Affiliates thereof to or from any Easynvest Companies; (vii) any cost or expense incurred in connection with the Operation paid or incurred by the Easynvest Companies that, for any reason, is not reimbursed by the Easynvest Shareholders to the Easynvest Companies, including any cost relating to the Corporate Reorganization; and (viii) any Tax, cost or expense paid, incurred or payable by the Easynvest Companies by virtue of any of the payments or matters referred to in items (i) to (vii) above. Any payment performed by the Easynvest Companies between August 30, 2020 and the Closing Date by the virtue of the exercise and/or cancellation of the options granted in the context of the Easynvest Option Plan, the Easynvest’s Phantom Share Plan and the Carlos Option Agreement, including possible Taxes and expenses, shall be considered as an Authorized Withdrawal for all purposes and effects of this Agreement.

“Authorized Withdrawal” means, exclusively (i) the payments performed to the advisors that participated in the Operation, in the amount of up to thirty million reais (R$30,000,000.00), (ii) the bonus and extraordinary payments performed to employees and/or associates of the Easynvest Companies in connection with this Operation, limited to three million reais (R$3,000,000.00), and provided that the amounts paid do not exceed four hundred thousand reais (R$400,000.00) per person; and (iii) the possible payments that may be performed by Easynvest Companies by virtue of the exercise and/or cancellation of the options granted in the context of the Easynvest Option Plan and the Easynvest’s Phantom Share Plan, up to the limit of five hundred thousand reais (R$500,000.00).

“Sanctions” means economic or financial sanctions, or commerce restrictions imposed, managed or applied, from time to time, by (a) the European Union and implemented by the State members; (b) the Organization Security Council of the United Nations; (c) the Her Majesty’s Treasury of the United Kingdom; or (d) the US government, including those administered by the U.S. Treasury, Office of Foreign Assets Control.

“SPA Vérios” means the Share Purchase and Sale Agreement and Other Covenants, entered into between Easynvest Participações, Vérios and other, on August 19, 2020, for purposes of acquisition of 100% of Vérios by Easynvest Participações.

“Easynvest Companies” means, collectively, Easynvest Holding Financeira, Easynvest Participações, Easynvest Corretora de Seguros, Easynvest Gestão de Recursos and the Broker, provided that (i) in the event the authorization for establishment of Easycred has been granted by BACEN before the Closing Date, and/or (ii) in the event the acquisition of Vérios is concluded before the Closing Date, such definition shall also include Vérios and/or Easycred, as applicable, for all purposes and effects of this Agreement.

“Easynvest Operational Companies” means, collectively, Easynvest Corretora de Seguros, Easynvest Gestão de Recursos and the Broker.

“SUSEP” means the Superintendent of Private Insurance.

“Third Party” means any Person other than the Parties and/or the Easynvest Companies.

“Arbitration Court” has the meaning set forth in Clause 12.3.

“Taxes” means any tax, social contribution, social security contribution, fee or other rates imposed by any Governmental Authority, including taxes on income, gross income, consumption, ownership, sales, gains, use, license, customs rights, transfer, payroll, withholding tax, pension fund, income, donations, labor indemnity, added value, credit, services, lease, employment, seal and other taxes, including, but not limited to State Sales Tax (ICMS), Excise Tax (IPI), taxes on income (COFINS and PIS), Social Contribution on Net Income (CSLL), Tax on Services (ISS), Urban Property Tax (IPTU), Rural Property Tax (ITR), Tax on Real Estate Transmission (ITBI), Tax on Causa Mortin Transmission and Donation (ITCMD), Tax on Vehicles (IPVA), Income Tax (IR), Withholding Income Tax (IR-Withholding), National Institute of Social Security (INSS), Brazilian Government Severance Indemnity Fund (FGTS) and Tax on Financial Operations (IOF), including interest, fines or additions attributable thereto or attributable to any omission in the performance of any obligation relating to tax returns.

“Par Value” has the meaning set forth in Clause 4.2(i).

“Vérios” means Vérios Gestão de Recursos S.A., company headquartered in the City of São Paulo, at Avenida Angélica, 2529, 2nd floor, InovaBra Habitat, Bela Vista, Zip Code 01227-200, enrolled with CNPJ/ME 23.351.397/0001-61.

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